                                                                     Exhibit 4.1


                                                                  Execution Copy




================================================================================




                             GREY GLOBAL GROUP INC.


          5.0% CONTINGENT CONVERTIBLE SUBORDINATED DEBENTURES DUE 2033


                          -----------------------------

                                    INDENTURE

                          Dated as of October 28, 2003

                          -----------------------------

                     AMERICAN STOCK TRANSFER & TRUST COMPANY

                                     Trustee

                          -----------------------------




================================================================================

                              CROSS-REFERENCE TABLE

  TIA                                                                 Indenture
Section                                                                Section
-------                                                                -------
310(a)(1)........................................................    7.10
   (a)(2)........................................................    7.10
   (a)(3)........................................................    N.A.
   (a)(4)........................................................    N.A.
   (a)(5)........................................................    7.10
   (b)...........................................................    7.10
   (c)...........................................................    N.A.
311(a)...........................................................    7.11
   (b)...........................................................    7.11
   (c)...........................................................    N.A.
312(a)...........................................................    2.05
   (b)...........................................................    12.03
   (c)...........................................................    12.03
313(a)...........................................................    7.06
   (b)(2)........................................................    7.06; 7.07
   (c)...........................................................    7.06; 12.02
   (d)...........................................................    7.06
314(a)...........................................................    4.03
   (a)(4)........................................................    4.04; 12.05
   (c)(1)........................................................    N.A.
   (c)(2)........................................................    N.A.
   (c)(3)........................................................    N.A.
   (e)...........................................................    12.05
   (f)...........................................................    N.A.
315(a)...........................................................    N.A.
   (b)...........................................................    N.A.
   (c)...........................................................    N.A.
   (d)...........................................................    N.A.
   (e)...........................................................    N.A.
316(a) ..........................................................    N.A.
   (a)(1)(A).....................................................    N.A.
   (a)(1)(B).....................................................    N.A.
   (a)(2)........................................................    N.A.
   (b)...........................................................    N.A.
   (c)...........................................................    N.A.
317(a)(1)........................................................    N.A.
   (a)(2)........................................................    N.A.
   (b)...........................................................    N.A.
318(a)...........................................................    N.A.
   (b)...........................................................    N.A.
   (c)...........................................................    12.01

----------

N.A. means Not Applicable

Note: This Cross-Reference Table is not part of this Indenture.

                                TABLE OF CONTENTS

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                                    ARTICLE 1

                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

1.01   Definitions........................................................     1
1.02   Other Definitions..................................................    11
1.03   Incorporation by Reference of Trust Indenture Act..................    12
1.04   Rules of Construction..............................................    12

                                    ARTICLE 2

                                 THE DEBENTURES

2.01   Form and Dating....................................................    13
2.02   Execution and Authentication.......................................    14
2.03   Registrar, Paying Agent and Conversion Agent.......................    15
2.04   Paying Agent to Hold Money in Trust................................    15
2.05   Holder Lists.......................................................    15
2.06   Transfer and Exchange..............................................    16
2.07   Replacement Debentures.............................................    29
2.08   Outstanding Debentures.............................................    29
2.09   Treasury Debentures................................................    30
2.10   Temporary Debentures...............................................    30
2.11   Cancellation.......................................................    31
2.12   Defaulted Interest.................................................    31
2.13   CUSIP Numbers......................................................    31

                                    ARTICLE 3

                            REDEMPTION AND PREPAYMENT

3.01   Optional Redemption................................................    32
3.02   Debentures Purchased in Part.......................................    32
3.03   Reserved...........................................................    33
3.04   Notices to Trustee.................................................    33
3.05   Selection of Debentures to Be Redeemed.............................    33
3.06   Notice of Redemption...............................................    33
3.07   Effect of Notice of Redemption.....................................    34
3.08   Deposit of Redemption Price........................................    35
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                                      -i-
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3.09   Debentures Redeemed in Part........................................    35
3.10   Mandatory Redemption...............................................    36
3.11   Purchase of Debentures at Option of the Holder upon Change
        of Control.....................................................       36
3.12   Effect of Holder Change of Control Acceptance Notice...............    39
3.13   Deposit of Change of Control Repurchase Price......................    40
3.14   Repayment to the Company...........................................    41
3.15   Covenant to Comply with Securities Laws upon Purchase of
        Debentures.......................................................     41

                                    ARTICLE 4

                                    COVENANTS

4.01   Payment of Debentures..............................................    41
4.02   Maintenance of Office or Agency....................................    42
4.03   Reports............................................................    43
4.04   Compliance Certificate.............................................    43
4.05   Taxes..............................................................    44
4.06   Stay, Extension and Usury Laws.....................................    44
4.07   Corporate Existence................................................    44
4.08   Tax Treatment of Debentures........................................    44

                                    ARTICLE 5

                                   SUCCESSORS

5.01   Mergers and Sales of Assets by the Company.........................    45
5.02   Successor Corporation Substituted..................................    46

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

6.01   Events of Default..................................................    46
6.02   Acceleration.......................................................    47
6.03   Other Remedies.....................................................    48
6.04   Waiver of Past Defaults............................................    48
6.05   Control by Majority................................................    48
6.06   Limitation on Suits................................................    48
6.07   Rights of Holders of Debentures to Receive Payment.................    49
6.08   Collection Suit by Trustee.........................................    49
6.09   Trustee May File Proofs of Claim...................................    49
6.10   Priorities.........................................................    50
6.11   Undertaking for Costs..............................................    50

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
                                    ARTICLE 7

                                     TRUSTEE

7.01   Duties of Trustee..................................................    51
7.02   Rights of Trustee..................................................    52
7.03   Individual Rights of Trustee.......................................    53
7.04   Trustee's Disclaimer...............................................    53
7.05   Notice of Defaults.................................................    54
7.06   Reports by Trustee to Holders of the Debentures....................    54
7.07   Compensation and Indemnity.........................................    54
7.08   Replacement of Trustee.............................................    55
7.09   Successor Trustee by Merger, etc...................................    56
7.10   Eligibility; Disqualification......................................    56
7.11   Preferential Collection of Claims Against Company..................    57

                                    ARTICLE 8

                           SATISFACTION AND DISCHARGE

8.01   Satisfaction and Discharge.........................................    57
8.02   Application of Trust Money.........................................    58

                                    ARTICLE 9

                        AMENDMENT, SUPPLEMENT AND WAIVER

9.01   Without Consent of Holders of Debentures...........................    58
9.02   With Consent of Holders of Debentures..............................    59
9.03   Compliance with Trust Indenture Act................................    61
9.04   Revocation and Effect of Consents..................................    61
9.05   Notation on or Exchange of Debentures..............................    61
9.06   Trustee to Sign Amendments, etc....................................    61

                                   ARTICLE 10

                                  SUBORDINATION

10.01  Agreement to Subordinate...........................................    62
10.02  Liquidation; Dissolution; Bankruptcy...............................    62
10.03  Default on Senior Debt or Designated Senior Debt...................    63
10.04  Acceleration of Debentures.........................................    63
10.05  When Distribution Must Be Paid Over................................    63
10.06  Notice by Company..................................................    64

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10.07  Subrogation........................................................    64
10.08  Relative Rights....................................................    64
10.09  Subordination May Not Be Impaired by Company.......................    64
10.10  Distribution or Notice to Representative...........................    65
10.11  Rights of Trustee and Paying Agent.................................    65
10.12  Authorization to Effect Subordination..............................    66

                                   ARTICLE 11

                          CONVERSION OF THE SECURITIES

11.01  Conversion Privilege...............................................    66
11.02  Conversion Procedure...............................................    69
11.03  Adjustments Below Par Value........................................    71
11.04  Taxes on Conversion................................................    71
11.05  Company to Provide Stock...........................................    72
11.06  Adjustment of Conversion Price.....................................    73
11.07  No Adjustment......................................................    76
11.08  Equivalent Adjustments.............................................    76
11.09  Notice of Adjustment...............................................    77
11.10  Notice of Certain Transactions.....................................    77
11.11  Effect of Reclassification, Consolidation, Merger, Share
        Exchange or Sale on Conversion Privilege.........................     77
11.12  Trustee's Disclaimer...............................................    78
11.13  Voluntary Reduction................................................    79
11.14  Simultaneous Adjustments...........................................    79

                                   ARTICLE 12

                                  MISCELLANEOUS

12.01  Trust Indenture Act Controls.......................................    79
12.02  Notices............................................................    80
12.03  Communication by Holders of Debentures with Other Holders
        of Debentures...................................................      81
12.04  Certificate and Opinion as to Conditions Precedent.................    81
12.05  Statements Required in Certificate or Opinion......................    81
12.06  Rules by Trustee and Agents........................................    82
12.07  No Personal Liability of Stockholders, Employees, Officers,
        Directors.....................................................        82
12.08  Governing Law; Submission to Jurisdiction..........................    82
12.09  No Adverse Interpretation of Other Agreements......................    83
12.10  Successors.........................................................    83
12.11  Severability.......................................................    83
12.12  Counterpart Originals..............................................    83

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
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
12.13  Table of Contents, Headings, etc...................................    83

EXHIBITS

Exhibit A   FORM OF DEBENTURE
Exhibit B   FORM OF CERTIFICATE OF TRANSFER
Exhibit C   FORM OF CERTIFICATE OF EXCHANGE
Exhibit D   FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

      INDENTURE dated as of October 28, 2003 between Grey Global Group Inc., a Delaware corporation (the "COMPANY") and American Stock Transfer & Trust Company, a trust company organized under the laws of the State of New York, as trustee (the "TRUSTEE").

      The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Debentures:

                                   ARTICLE 1

                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE


1.01 Definitions.

      "144A GLOBAL DEBENTURE" means a global debenture substantially in the form of Exhibit A hereto bearing the Global Debenture Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Debentures sold in reliance on Rule 144A.

      "ADDITIONAL AMOUNTS" means all additional interest then owing pursuant to
Section 3 of the Registration Rights Agreement.

      "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

      "AGENT" means any Registrar, Paying Agent, Conversion Agent or co-registrar.

      "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of or for beneficial interests in any Global Debenture, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

      "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

      "BENEFICIAL OWNER" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The term "beneficial ownership" shall have a corresponding meaning.

      "BOARD OF DIRECTORS" means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

      "BUSINESS DAY" means any day other than Saturday, Sunday or any other day on which banking institutions in The City of New York in the State of New York are authorized or required by any applicable law to close.

      "CAPITAL STOCK" of any Person, as used in the definition of "Change of Control," means any and all shares, interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

      "CHANGE OF CONTROL" means the occurrence or any of the following after the date of this Indenture: (a) a "person" or "group" within the meaning of Section 13(d) of the Exchange Act (other than the Company, its subsidiaries, the Company's or its subsidiaries' employee benefit plans or a Permitted Holder) becomes the direct or indirect "beneficial owner," within the meaning of Rule 13d-3 under the Exchange Act, of more than 50% of the total voting power of all shares of the Company's capital stock that are entitled to vote generally in the election of directors; (b) consummation of any share exchange, consolidation or merger of the Company or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its subsidiaries, taken as a whole, to any person other than the Company, one or more of the Company's subsidiaries or a Permitted Holder, pursuant to which the Common Stock will be converted into cash, securities or other property; provided, however, that a transaction where the holders of the Company's voting capital stock immediately prior to such transaction have, directly or indirectly, more than 50% of the aggregate voting power of all shares of capital stock of the continuing or surviving corporation or transferee entitled to vote generally in the election of directors immediately after such event shall not be a Change of Control; or (c) the approval by the holders of the Company's capital stock of any plan or proposal for the Company's liquidation or dissolution; provided that for purposes of Section 3.11, a Change of Control shall not be deemed to have occurred if either (a) the last reported sale price of the Common Stock for any five trading days within the 10 consecutive trading days ending immediately before the later of the Change of Control or the public announcement thereof, equals or exceeds 105% of the applicable conversion price of the Debentures immedi-ately before the Change of Control or the public announcement thereof; or not less than 90% of the consideration, excluding cash payments for fractional shares, in the transaction or transactions constituting the Change of Control consists of shares of capital stock traded on a U.S. national securities exchange or quoted on The NASDAQ National Market or which shall be so traded or quoted when issued or exchanged in connection with a Change of Control (such securities being referred to as "PUBLICLY TRADED SECURITIES") and as a result of this transaction or transactions the Debentures become convertible into such publicly traded securities, excluding cash payments for fractional shares.

      "CLEARSTREAM" means Clearstream Bank, S.A., or its successors.

      "COMMON STOCK" means the common stock, par value $0.01 per share, of the Company.

      "COMPANY" means Grey Global Group Inc., and any and all successors thereto.

      "CONTINGENT INTEREST" shall mean an amount of interest payable as set forth in paragraph 1 of the Debenture, the form of which is attached hereto as Exhibit A.

      "CORPORATE TRUST OFFICE" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 59 Maiden Lane, New York, New York 10038, Attention: Corporate Trust Department, or such other address as the Trustee may designate from time to time by notice under Section 12.02, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice under Section 12.02).

      "CUSTODIAN" means the Trustee, as custodian for the Depositary with respect to the Debentures in global form, or any successor entity thereto.

      "DEBENTURES" means the $125.0 million 5.0% Contingent Convertible Subordinated Debentures due 2033 ($150.0 million if the Initial Purchasers exercise their option to purchase additional debentures in full) of the Company issued hereunder.

      "DEFAULT" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

      "DEFINITIVE DEBENTURE" means a certificated Debenture registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Debenture shall not bear the Global Debenture Legend and shall not have the "Schedule of Exchanges of Interests in the Global Debenture" attached thereto.

      "DEPOSITARY" means, with respect to the Debentures issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the

Debentures, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

      "DESIGNATED SENIOR DEBT" means (i) indebtedness outstanding under the Credit Agreement dated as of December 21, 2001 (the "CREDIT AGREEMENT") among the Company, HSBC Bank USA, Fleet National Bank and JP Morgan Chase Bank, as such Credit Agreement has been and may be amended, restated, extended, supplemented, replaced, refinanced or otherwise modified from time to time, (ii) indebtedness under the Note Agreement, dated as of November 13, 2000 (the "2000 LOAN AGREEMENT") and the Note Agreement, dated as of March 14, 2003 (the "2003 LOAN AGREEMENT" and, together with the 2000 Loan Agreement, the "LOAN AGREEMENTS"), each between the Company and The Prudential Insurance Company of America, as such Loan Agreements have and may be amended, restated, supplemented, extended, replaced, refinanced or otherwise modified from time to time and (iii) Senior Debt (other than obligations in respect of clauses (ii), (iii) and (iv) of the definition of "QUALIFYING DEFERRED COMPENSATION" and reasonable expense reimbursements due to the Company's and its subsidiaries' employees and directors) which, at the time of its determination, (A) has an aggregate principal amount of at least $25.0 million and (B) is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by the Company.

      "DISTRIBUTION COMPLIANCE PERIOD" means the 40-day restricted period as defined in Regulation S.

      "EUROCLEAR" means Euroclear Bank S.A./N.V., or its successor.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

      "EXTENSION PERIOD" shall have the meaning set forth in the form of Debenture attached as Exhibit A hereto.

      "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession of the United States, which are in effect on the date hereof.

      "GLOBAL DEBENTURE LEGEND" means the legend set forth in Section 2.06(f)(ii), which is required to be placed on all Global Debentures issued under this Indenture.

      "GLOBAL DEBENTURES" means, individually and collectively, each of the Restricted Global Debentures and the Unrestricted Global Debentures, substantially in the form of Exhibit A hereto issued in accordance with Section
2.01 and 2.02 hereof and containing the Global Debenture

Legend that is deposited with or on behalf of and registered in the name of the Depositary or its nominee.

      "HOLDER" means a Person in whose name a Debenture is registered.

      "INDENTURE" means this Indenture, as amended or supplemented from time to time.

      "INDIRECT PARTICIPANT" means a Person who holds a beneficial interest in a Global Debenture through a Participant.

      "INITIAL PURCHASERS" means the Initial Purchasers set forth on Schedule I to the Purchase Agreement.

      "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who is not also a QIB.

      "INTEREST PAYMENT DATE" shall have the meaning set forth in the form of Debentures attached as Exhibit A hereto.

      "ISSUE DATE" means October 28, 2003.

      "MARKET PRICE" means the average of the last reported sale price per share of Common Stock for 20 consecutive trading days before the record date with respect to any distribution, issuance or other event requiring such computation, appropriately adjusted (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive) to take into account the occurrence, during the period commencing on the first of such 20 consecutive trading days and ending on such record date, of any event requiring adjustment of the Conversion Price under this Indenture.

      "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President (whether or not such is preceded by any modifier such as "Executive," "Senior" or the like) of such Person or any other officer designated by the board of directors of such Person serving in a similar capacity.

      "OFFICERS' CERTIFICATE" means a certificate signed in the name of the Company by any two Officers.

      "OID LEGEND" means a legend to the following effect: THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THE ISSUE PRICE OF EACH SECURITY IS $1,000 PER $1,000 PRIN-

CIPAL AMOUNT, THE ISSUE DATE IS OCTOBER 28, 2003 AND THE COMPARABLE YIELD IS 9.40% PER ANNUM. HOLDERS OF THIS SECURITY MAY OBTAIN INFORMATION REGARDING THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, YIELD TO MATURITY AND THE PROJECTED PAYMENT SCHEDULE FOR THIS SECURITY BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION
TO: GREY GLOBAL GROUP INC., 777 THIRD AVENUE, NEW YORK, NEW YORK 10017, ATTN:
CORPORATE SECRETARY, SUCH INFORMATION TO BE MADE AVAILABLE BEGINNING NO LATER THAN 10 DAYS AFTER THE ISSUE DATE, PROMPTLY UPON REQUEST.

      "OPINION OF COUNSEL" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 12.05 hereof. The counsel may be an employee of or counsel to the Company, any subsidiary of the Company or the Trustee.

      "PARTICIPANT" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

      "PERMITTED HOLDER" means (i) Edward H. Meyer (or, in the event of his incompetence or death, his estate, heirs, testamentary trusts (as well as the trustees and beneficiaries in respect of any such trust), executor, administrator, committee or other personal representative (collectively, "HEIRS")) or any Person controlled, directly or indirectly, by Edward H. Meyer or any heirs, (ii) any of Edward H. Meyer's immediate family members, including his spouse, or any of his lineal descendants, (iii) any trust in which one or more of the Persons described in clause (i) or (ii) holds substantially all of the beneficial interests therein, (iv) until October 15, 2004, Ariel Capital Management, Inc., (v) the Voting Trust formed by the Voting Trust Agreement,
(vi) any trustee or beneficiary under the Voting Trust Agreement, (vii) any of the Company's employee stock ownership plans or trusts or similar plans or trusts or any Persons or entities having voting or dispositive power with respect to the assets of any such plan or trust or (viii) any Affiliate of the foregoing.

      "PERSON" means, unless the context specifies otherwise, an individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, limited liability partnership, trust, unincorporated organization, or government or any agency or political subdivision thereof.

      "PRIVATE PLACEMENT LEGEND" means the legend set forth in Section 2.06(f)(i) to be placed on all Debentures issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

      "PURCHASE AGREEMENT" means the Purchase Agreement, dated October 22, 2003, between the Company and J.P. Morgan Securities Inc., as representative of the several Initial Purchasers listed on Schedule I thereto, with respect to the Debentures.

      "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

      "QUALIFYING DEFERRED COMPENSATION" means (i) deferred compensation owed to employees that are not the Company's or its subsidiaries' directors or officers,
(ii) deferred ordinary course of business compensation owed to the Company's or its subsidiaries' directors and officers to the extent that such deferred compensation has been fully vested and fully funded to a trust (or similar arrangement) established for the benefit of such director or officer pursuant to plans and arrangements in existence on the date the Debentures are first issued, provided that the funds representing such deferred compensation need not be so vested and funded as of the date the Debentures are first issued, (iii) all other deferred compensation owed to any of the Company's directors, to the extent reflected as a liability in the Company's balance sheet as of September 30, 2003 and (iv) deferred compensation accrued after September 30, 2003 consistent with past practice for services rendered by any of the Company's directors after September 30, 2003.

      "REDEMPTION DATE" or "REDEMPTION DATES" shall mean the date specified for redemption of the Debentures in accordance with the terms of the Debentures and this Indenture.

      "REG S PERMANENT GLOBAL DEBENTURE" means one or more permanent Global Debentures bearing the Private Placement Legend, that will be issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Reg S Temporary Global Debenture upon expiration of the Distribution Compliance Period.

      "REG S TEMPORARY GLOBAL DEBENTURE" means one or more temporary Global Debentures bearing the Private Placement Legend and the Reg S Temporary Global Debenture Legend, issued in an aggregate amount of denominations equal in total to the outstanding principal amount of Debentures sold in reliance on Rule 903 of Regulation S.

      "REG S TEMPORARY GLOBAL DEBENTURE LEGEND" means the legend set forth in
Section 2.06(f)(iii), which is required to be placed on all Reg S Temporary Global Debentures issued under this Indenture.

      "REGULATION S" means Regulation S promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

      "REGULATION S GLOBAL DEBENTURE" means a Reg S Temporary Global Debenture or a Reg S Permanent Global Debenture, as the case may be.

      "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of October 28, 2003, by and among the Company and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time.

      "REPRESENTATIVE" means the indenture trustee or other trustee, agent or representative for any Senior Debt or Designated Senior Debt; provided, however, that if, and for so long as, any Senior Debt or Designated Senior Debt lacks such a representative, the holders of a majority in outstanding principal amount of such Senior Debt or Designated Senior Debt in respect of such debt, as applicable, shall constitute the Representative of such Senior Debt or Designated Senior Debt, as applicable.

      "RESPONSIBLE OFFICER" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

      "RESTRICTED DEFINITIVE DEBENTURE" means a Definitive Debenture bearing the Private Placement Legend.

      "RESTRICTED GLOBAL DEBENTURE" means a Global Debenture bearing the Private Placement Legend.

      "RULE 144" means Rule 144 promulgated under the Securities Act, and any successor provision thereto.

      "RULE 144A" means Rule 144A promulgated under the Securities Act, and any successor provision thereto.

      "SEC" means the Securities and Exchange Commission.

      "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

      "SENIOR DEBT" means the principal of (and premium, if any) and interest on
(i) all of the Company's indebtedness for borrowed money, including, without limitation, the Loan Agreements (as defined in the definition of Designated Senior Debt), (ii) all of the Company's obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) all of the Company's obligations in respect of letters of credit or bankers' acceptances or other similar instruments (or reimbursement obligations with respect thereto), (iv) all of the Company's obligations to pay the deferred purchase price of property or services (including all obligations in respect of Qualifying Deferred Compensation) and reasonable expense reimbursements due to the Company's and its subsidiaries' employees and directors, (v) all of the Company's monetary obligations as lessee under capitalized leases, (vi) all indebtedness of others secured by a lien on any of the Company's assets, whether or not such indebtedness is assumed by the Company (provided that, for purposes of determining the principal amount of any indebtedness of the type described in this clause, if recourse with respect to such indebtedness is limited to such asset, the amount of such indebtedness shall be limited to the lesser of the fair market value of such asset or the amount of such indebtedness), (vii) all indebtedness of others guaranteed by the Company to the extent such indebtedness is guaranteed by the Company and (viii) to the extent not otherwise included in this definition, all of the Company's obligations under currency agreements and interest rate agreements, in each case, whether created, incurred or assumed before, on or after the date of this Indenture; provided that Senior Debt shall not include (a) indebtedness or other obligations of the Company to any of its subsidiaries, or to any of the Company's or its subsidiaries' officers or directors, or to a Significant Stockholder (other than Qualifying Deferred Compensation and expense reimbursements referred to in clause (iv) above), (b) the Company's indebtedness or other obligations that, when incurred and without respect to any election under Section 1111(b) of Title 11, U.S. Code, was secured by one or more of the Company's assets or properties, but was otherwise without recourse to the Company, (c) any of the Company's other indebtedness or other obligations which by the terms of the instrument creating or evidencing the same is specifically designated as not being senior in right of payment to the Debentures or expressly provides that such indebtedness or other obligation is pari passu with, or junior to, the Debentures, (d) payment obligations in respect of any of the Company's redeemable stock, and (e) trade payables or other obligations to trade creditors.

      "SHELF REGISTRATION STATEMENT" shall have the meaning set forth in Registration Rights Agreement.

      "SIGNIFICANT STOCKHOLDER" means a Person or entity (other than any of the Company's or its subsidiaries' officers or directors) that is the beneficial owner of more than 5% of the total voting power of all shares of the Company's outstanding capital stock that are entitled to vote generally in the election of directors.

      "STATED MATURITY" means, when used with respect to any indebtedness, the date specified in such indebtedness as the fixed date on which an amount equal to the principal amount of such indebtedness is due and payable.

      "TAX ORIGINAL ISSUE DISCOUNT" means the amount of ordinary interest income on a Debenture that must be accrued as original issue discount for United States Federal income tax purposes pursuant to U.S. Treasury Regulation section 1.1275-4.

      "TIA" means the Trust Indenture Act of 1939, as in effect on the date of this Indenture; provided, however, that in the event the TIA is amended after such date, the TIA means, to the extent required by any such amendment, the TIA as so amended.

      "TRADING PRICE" of the Debentures on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of Debentures obtained by the Trustee for $5.0 million principal amount of Debentures at approximately 3:30 p.m., New York

City time, on such determination date from three independent nationally recognized securities dealers the Company selects; provided that if at least three such bids cannot reasonably be obtained by the Trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, that one bid shall be used. The Company shall provide prompt written notice to the Trustee identifying the three independent nationally recognized securities dealers selected by the Company. If the Trustee cannot reasonably obtain at least one bid for $5.0 million principal amount of Debentures from an independent nationally recognized securities dealer selected by the Company and identified in writing to the Trustee or, in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Debentures, then the Trading Price per $1,000 principal amount of Debentures will be deemed to be equal to
(a) the then-applicable conversion rate of the Debentures multiplied by (b) the closing price of shares of the Common Stock on such determination date on The NASDAQ National Market or, if the Common Stock is not then quoted on such market, on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a national or regional securities exchange, on the principal other market on which the Common Stock is then traded; provided that the Trustee shall not determine the Trading Price of the Debentures unless requested by the Company to do so; and provided, further, that the Company shall have no obligation to make such request unless a Holder provides the Company with reasonable evidence that the Trading Price of the Debentures is equal to not less than 120% of the principal amount thereof; and at which time, the Company shall instruct the Trustee to determine the Trading Price of the Debentures beginning on the next trading day and on each successive trading day until the Trading Price of the Debentures is greater or equal to 120% of the principal amount thereof. The Trustee shall be entitled to all of the rights of the Trustee set forth in this Indenture in connection with any such determination. Any such determination shall be conclusive absent manifest error.

      "TRUSTEE" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

      "U.S. PERSON" means a U.S. person as defined in Rule 902 under the Securities Act.

      "UNRESTRICTED DEFINITIVE DEBENTURE" means one or more Definitive Debentures that do not bear and are not required to bear the Private Placement Legend.

      "UNRESTRICTED GLOBAL DEBENTURE" means a permanent global Debenture substantially in the form of Exhibit A attached hereto that bears the Global Debenture Legend and that has the "Schedule of Exchanges of Interests in the Global Debenture" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, and that does not bear the Private Placement Legend.

      "VOTING STOCK" means, with respect to any Person, capital stock of such Person entitling the holders thereof, under ordinary circumstances, to vote in the election of the board of directors of such Person.

      "VOTING TRUST AGREEMENT" means the Voting Trust Agreement, dated as of February 24, 1986, among Edward H. Meyer (the voting trustee), the Company and the beneficiaries of the Voting Trust Agreement, as such Voting Trust Agreement has been and may be amended, restated, supplemented, extended, replaced or otherwise modified from time to time.

1.02 Other Definitions.

                                                                      Defined in
       Term                                                             Section
       ----                                                             -------
       "ACCELERATION NOTICE" .......................................  6.02
       "ACQUIROR SECURITIES"........................................  11.11
       "ALTERNATE OFFER"............................................  3.11
       "ASSET DISTRIBUTION".........................................  11.06(d)
       "AUTHENTICATION ORDER".......................................  2.02(b)
       "BELOW MARKET ISSUANCE"......................................  11.06(c)
       "CASH DIVIDEND"..............................................  11.06(e)
       "CHANGE OF CONTROL REPURCHASE DATE"..........................  3.11(a)
       "CHANGE OF CONTROL REPURCHASE PRICE".........................  3.11(a)
       "COMPANY CHANGE OF CONTROL OFFER NOTICE".....................  3.11(c)
       "COMPOUNDED INTEREST"........................................  3.01
       "CONVERSION AGENT"...........................................  2.03
       "CONVERSION DATE"............................................  11.02
       "CONVERSION EXPIRATION DATE".................................  11.01
       "CONVERSION PRICE"...........................................  11.01
       "DIVIDEND PAYMENT PERIOD"....................................  11.01
       "DTC"........................................................  2.03
       "EVENT OF DEFAULT"...........................................  6.01
       "EXCESS DIVIDEND"............................................  11.06(e)
       "EXPIRATION TIME"............................................  11.06(f)
       "HOLDER CHANGE OF CONTROL ACCEPTANCE NOTICE".................  3.11(d)
       "INITIAL CONVERSION PRICE"...................................  11.01
       "LAST REPORTED SALE PRICE"...................................  11.01
       "MARKET PRICE CONDITION".....................................  11.01
       "MEASUREMENT PERIOD".........................................  11.01
       "NOTICE OF REDEMPTION".......................................  3.06
       "PARITY VALUE"...............................................  11.01

       "PAYING AGENT"...............................................  2.03
       "PAYMENT BLOCKAGE NOTICE"....................................  10.03(b)
       "PAYMENT BLOCKAGE PERIOD"....................................  10.03(b)
       "PAYMENT DEFAULT"............................................  10.03(a)
       "PERMITTED CONVERSION PERIOD"................................  11.01
       "PRINCIPAL VALUE CONVERSION".................................  11.01
       "PRIOR FISCAL QUARTER".......................................  11.01
       "PURCHASED SHARES"...........................................  11.06(f)
       "REDEMPTION PRICE"...........................................  3.01
       "REGISTRAR"..................................................  2.03
       "TENDER OFFER"...............................................  11.06(f)
       "TRADING DAY"................................................  11.01
       "TRADING PRICE CONDITION"....................................  11.01

1.03 Incorporation by Reference of Trust Indenture Act.

      Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

      The following TIA terms used in this Indenture have the following meanings:

      "INDENTURE SECURITIES" means the Debentures;

      "INDENTURE SECURITY HOLDER" means a Holder of a Debenture;

      "INDENTURE TO BE QUALIFIED" means this Indenture;

      "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee; and

      "OBLIGOR" on the Debentures means the Company and any successor obligor upon the Debentures.

      All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

1.04 Rules of Construction.

      Unless the context otherwise requires:

            (a) a term has the meaning assigned to it;

            (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (c) "or" is not exclusive;

            (d) words in the singular include the plural, and in the plural include the singular;

            (e) "including" means including, without limitation;

            (f) provisions apply to successive events and transactions; and

            (g) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement by successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE 2

                                 THE DEBENTURES


2.01 Form and Dating.

      (a) General. The Debentures and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Debentures may have notations, legends or endorsements required by law, stock market or exchange rule or usage; provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company. Each Debenture shall be dated the date of its authentication. The Debentures shall be in denominations of $1,000 and integral multiples thereof.

      The terms and provisions contained in the Debentures shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Debenture conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

      (b) Global Debentures. Debentures issued in global form shall be substantially in the form of Exhibit A attached hereto (which Debenture shall include the Global Debenture Legend and the "Schedule of Exchanges of Interests in the Global Debenture" attached to Exhibit A hereto). Debentures issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Debenture Legend thereon and without the "Schedule of Exchanges of Interests in the Global Debenture" attached thereto). Each Global Debenture shall represent such of the outstanding Debentures as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Debentures from time to time endorsed thereon and that the aggregate principal amount of outstanding Debentures repre-sented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Debenture to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Debentures represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

      (c) Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream" and "Customer Handbook" of Clearstream (or any successor document setting forth the procedures, terms and/or conditions of Euroclear or Clearstream, as applicable) in effect at the relevant time shall be applicable to transfers of beneficial interests in the Regulation S Global Debentures that are held by Participants through Euroclear or Clearstream, as applicable.

2.02 Execution and Authentication.

      An Officer shall sign the Debentures for the Company by manual or facsimile signature.

      If the Officer whose signature is on a Debenture no longer holds that office at the time a Debenture is authenticated, the Debenture shall nevertheless be valid.

      A Debenture shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Debenture has been authenticated under this Indenture.

      The Trustee shall authenticate Debentures for original issue in the aggregate principal amount not to exceed $125,000,000 ($150,000,000 if the Initial Purchasers exercise in full their option to purchase additional Debentures pursuant to the Purchase Agreement) upon a written order of the Company signed by an Officer (an "AUTHENTICATION ORDER"). Each such written order shall specify the amount of Debentures to be authenticated and the date on which the Debentures are to be authenticated, whether the Debentures are to be issued as certificated Debentures or Global Debentures or such other information as the Trustee may reasonably request.

      The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Debentures. An authenticating agent may authenticate Debentures whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or the Company.

      The Trustee shall have the right to decline to authenticate and deliver any Debentures under this Indenture if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability.

2.03 Registrar, Paying Agent and Conversion Agent.

      The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York where (a) Debentures may be presented for registration of transfer or for exchange ("REGISTRAR"), (b) Debentures may be presented for payment ("PAYING AGENT") and (c) Debentures may be presented for conversion (the "CONVERSION AGENT"). The Registrar shall keep a register of the Debentures and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar, the term "Paying Agent" includes any additional paying agent and the term "Conversion Agent" includes any additional Conversion Agent. The Company may change any Paying Agent, Conversion Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such. The Company or any of its subsidiaries may act as Paying Agent, Registrar or Conversion Agent.

      The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Debentures.

      The Company initially appoints the Trustee to act as the Registrar, Paying Agent and Conversion Agent and to act as Custodian with respect to the Global Debentures.

2.04 Paying Agent to Hold Money in Trust.

      The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Additional Amounts, if any, or interest on the Debentures, and will promptly notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a subsidiary) shall have no further liability for the money. If the Company or a subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Debentures.

2.05 Holder Lists.

      The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven business days before each Interest Payment Date and at such other times as the Trus-tee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Debentures and the Company shall otherwise comply with TIA Section 312(a).

2.06 Transfer and Exchange.

      (a) Transfer and Exchange of Global Debentures. A Global Debenture may not be transferred except as a whole (but not in part) by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Global Debentures will be exchanged by the Company for Definitive Debentures if (i) the Company delivers to the Trustee notice from the Depositary that (A) the Depositary is unwilling or unable to continue to act as Depositary for the Global Debentures or (B) the Depositary is no longer a clearing agency registered under the Exchange Act and, in either case, the Company fails to appoint a successor Depositary within 90 days after the date of such notice from the Depositary, (ii) the Company in its sole discretion determines that the Global Debentures (in whole but not in part) should be exchanged for Definitive Debentures and delivers a written notice to such effect to the Trustee or (iii) upon request of the Trustee or Holders of a majority of the aggregate principal amount of outstanding Debentures if there shall have occurred and be continuing a Default or Event of Default with respect to the Debentures; provided that in no event shall the Reg S Temporary Global Debenture be exchanged by the Company for Definitive Debentures prior to (A) the expiration of the Distribution Compliance Period and (B) the receipt by the Registrar of any certificate identified by the Company and its counsel to be required pursuant to Rule 903 or Rule 904 under the Securities Act. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Debentures shall be issued in such names as the Depositary shall instruct the Trustee. Global Debentures also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Debenture authenticated and delivered in exchange for, or in lieu of, a Global Debenture or any portion thereof, pursuant to this Section
2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Debenture. A Global Debenture may not be exchanged for another Debenture other than as provided in this Section 2.06(a); however, beneficial interests in a Global Debenture may be transferred and exchanged as provided in Section 2.06(b), (c) or (h) hereof.

      (b) Transfer and Exchange of Beneficial Interests in the Global Debentures. The transfer and exchange of beneficial interests in the Global Debentures shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Debentures shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Debentures also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

            (i) Transfer of Beneficial Interests in the Same Global Debenture. Beneficial interests in any Restricted Global Debenture may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Debenture in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to expiration of the Distribution Compliance Period, transfer of beneficial interests in the Reg S Temporary Global Debenture may not be made to a U.S. Person or for the account or benefit of a U.S. Person. Beneficial interests in any Unrestricted Global Debenture may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Debenture. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

            (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Debentures. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Debenture in an amount equal to the beneficial interests to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B)
      (1) an order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Debenture in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Debenture shall be registered to effect the transfer or exchange referred to in (B)
      (1) above; provided that in no event shall Definitive Debentures be issued upon the transfer or exchange of beneficial interests in the Reg S Temporary Global Debenture prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates identified by the Company or its counsel to be required pursuant to Rule 903 and Rule 904 under the Securities Act. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Debentures contained in this Indenture and the Debentures or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Debenture(s) pursuant to Section 2.06(h) hereof.

            (iii) Transfer of Beneficial Interests to Another Restricted Global Debenture. A beneficial interest in any Restricted Global Debenture may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Debenture if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

                  (A) if the transferee will take delivery in the form of a
            beneficial interest in the 144A Global Debenture, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

                  (B) if the transferee will take delivery in the form of a
            beneficial interest in the Reg S Temporary Global Debenture or the Reg S Permanent Global Debenture, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

            (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Debenture for Beneficial Interests in the Unrestricted Global Debenture. A beneficial interest in any Restricted Global Debenture may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Debenture or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Debenture if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

                  (A) such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement; or

                  (B) the Registrar receives the following:

                        (1) if the holder of such beneficial interest in a
                  Restricted Global Debenture proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Debenture, a certificate from such holder in the form of Exhibit C hereto, including the certifications in Item (1)(a) thereof; or

                        (2) if the holder of such beneficial interest in a
                  Restricted Global Debenture proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Debenture, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item 1(a) thereof;

                  and, in each such case set forth in this subparagraph (iv), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  If any such transfer is effected pursuant to subparagraph (B)
            above at a time when an Unrestricted Global Debenture has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section
            2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Debentures in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) above.

                  Beneficial interests in an Unrestricted Global Debenture
            cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Debenture.

      (c) Transfer or Exchange of Beneficial Interests for Definitive
Debentures.

            (i) Beneficial Interests in Restricted Global Debentures to Restricted Definitive Debentures. If any holder of a beneficial interest in a Restricted Global Debenture proposes to exchange such beneficial interest for a Restricted Definitive Debenture or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Debenture, then, upon receipt by the Registrar of the following documentation:

                  (A) if the holder of such beneficial interest in a Restricted
            Global Debenture proposes to exchange such beneficial interest for a Restricted Definitive Debenture, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item
            (2)(a) thereof;

                  (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                  (C) if such beneficial interest is being transferred to a
            Person other than a U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                  (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                  (E) if such beneficial interest is being transferred to an
            Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

                  (F) if such beneficial interest is being transferred to the
            Company or any of its subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
            (3)(b) thereof; or

                  (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof,

      the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Debenture to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Debenture in the appropriate principal amount. Any Restricted Definitive Debenture issued in exchange for a beneficial interest in a Restricted Global Debenture pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Restricted Definitive Debentures to the Persons in whose names such Debentures are so registered. Any Restricted Definitive Debenture issued in exchange for a beneficial interest in a Restricted Global Debenture pursuant to this
      Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

            (ii) Beneficial Interests in Restricted Global Debentures to Unrestricted Definitive Debentures. A holder of a beneficial interest in a Restricted Global Debenture may exchange such beneficial interest for an Unrestricted Definitive Debenture or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Debenture only if:

                  (A) such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement; or

                  (B) the Registrar receives the following:

                        (1) if the holder of such beneficial interest in a
                  Restricted Global Debenture proposes to exchange such beneficial interest for a Definitive Debenture that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                        (2) if the holder of such beneficial interest in a
                  Restricted Global Debenture proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Debenture that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (B), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            (iii) Beneficial Interests in Unrestricted Global Debentures to Unrestricted Definitive Debentures. If any holder of a beneficial interest in an Unrestricted Global Debenture proposes to exchange such beneficial interest for an Unrestricted Definitive Debenture or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Unrestricted Definitive Debenture, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Unrestricted Global Debenture to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 2.02, the Trustee shall authenticate and deliver to the Person designated in the instructions an Unrestricted Definitive Debenture in the appropriate principal amount. Any Unrestricted Definitive Debenture issued in exchange for a beneficial interest pursuant to this
      Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Unrestricted Definitive Debentures to the Persons in whose names such Debentures are so registered. Any Unrestricted Definitive Debenture issued in exchange for a beneficial interest pursuant to this
      Section 2.06(c)(iii) shall not bear the Private Placement Legend.

            (iv) Transfer or Exchange of Reg S Temporary Global Debentures. Notwithstanding the other provisions of this Section 2.06, a beneficial interest in the Reg S Temporary Global Debenture may not be (A) exchanged for a Definitive Debenture prior to (1) the expiration of the Distribution Compliance Period (unless such exchange is effected by the Company, does not require an investment decision on the part of the holder thereof and does not violate the provisions of Regulation S) and (2) the receipt by the Registrar of any certificates identified by the Company or its counsel to be required pursuant to Rule 903(b)(3)(B) under the Securities Act or
      (B) transferred to a Person who takes delivery thereof in the form of a Definitive Debenture prior to the events set forth in clause (A) above or unless the transfer is pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

      (d) Transfer and Exchange of Definitive Debentures for Beneficial
Interests.

            (i) Restricted Definitive Debentures to Beneficial Interests in Restricted Global Debentures. If any Holder of a Restricted Definitive Debenture proposes to exchange such Debenture for a beneficial interest in a Restricted Global Debenture or to transfer such Restricted Definitive Debentures to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Debenture, then, upon receipt by the Registrar of the following documentation:

                  (A) if the Holder of such Restricted Definitive Debenture
            proposes to exchange such Debenture for a beneficial interest in a Restricted Global Debenture, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item
            (2)(b) thereof;

                  (B) if such Restricted Definitive Debenture is being
            transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                  (C) if such Restricted Definitive Debenture is being
            transferred to a Person other than a U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                  (D) if such Restricted Definitive Debenture is being
            transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                  (E) if such Restricted Definitive Debenture is being
            transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

                  (F) if such Restricted Definitive Debenture is being
            transferred to the Company or any of its subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                  (G) if such Restricted Definitive Debenture is being
            transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Debenture, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Debenture, in the case of clause (B) above, the 144A Global Debenture and, in the case of clause
      (C) above, the Regulation S Global Debenture.

            (ii) Restricted Definitive Debentures to Beneficial Interests in Unrestricted Global Debentures. A Holder of a Restricted Definitive Debenture may exchange such Debenture for a beneficial interest in an Unrestricted Global Debenture or transfer such Restricted Definitive Debenture to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Debenture only if:

                  (A) such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement; or

                  (B) the Registrar receives the following:

                        (1) if the Holder of such Restricted Definitive
                  Debentures proposes to exchange such Debentures for a beneficial interest in the Unrestricted Global Debenture, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                        (2) if the Holder of such Definitive Debentures proposes
                  to transfer such Debentures to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Debenture, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

            and, in each such case set forth in this subparagraph (B), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel, and from legal counsel, in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Restricted Definitive Debentures so transferred or exchanged and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Debenture.

            (iii) Unrestricted Definitive Debentures to Beneficial Interests in Unrestricted Global Debentures. A Holder of an Unrestricted Definitive Debenture may exchange such Debenture for a beneficial interest in an Unrestricted Global Debenture or transfer such Definitive Debentures to a Person who takes delivery thereof in the form of a bene-ficial interest in an Unrestricted Global Debenture at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Debenture and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Debentures.

            If any such exchange or transfer from a Definitive Debenture to a beneficial interest is effected pursuant to subparagraphs (ii)(A), (ii)(B) or (iii) of this Section 2.06(d) at a time when an Unrestricted Global Debenture has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Debentures in an aggregate principal amount equal to the principal amount of Definitive Debentures so transferred.

      (e) Transfer and Exchange of Definitive Debentures for Definitive Debentures. Upon request by a Holder of Definitive Debentures and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Debentures. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Debentures duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

            (i) Restricted Definitive Debentures to Restricted Definitive Debentures. Any Restricted Definitive Debenture may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Debenture if the Registrar receives the following:

                  (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                  (B) if the transfer will be made pursuant to Rule 903 or Rule
            904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                  (C) if the transfer will be made pursuant to any other
            exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

            (ii) Restricted Definitive Debentures to Unrestricted Definitive Debentures. Any Restricted Definitive Debenture may be exchanged by the Holder thereof for an Un-restricted Definitive Debenture or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Debenture if:

                  (A) any such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement; or

                  (B) the Registrar receives the following:

                        (1) if the Holder of such Restricted Definitive
                  Debentures proposes to exchange such Debentures for an Unrestricted Definitive Debenture, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                        (2) if the Holder of such Restricted Definitive
                  Debentures proposes to transfer such Debentures to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Debenture, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item
                  (4) thereof;

            and, in each such case set forth in this subparagraph (B), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            (iii) Unrestricted Definitive Debentures to Unrestricted Definitive Debentures. A Holder of Unrestricted Definitive Debentures may transfer such Debentures to a Person who takes delivery thereof in the form of an Unrestricted Definitive Debenture. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Debentures pursuant to the instructions from the Holder thereof.

      (f) Legends. The following legends shall appear on the face of all Global Debentures and Definitive Debentures issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

            (i) Private Placement Legend.

                  (A) Except as permitted by subparagraph (B) below, each Global
            Debenture and each Definitive Debenture (and all Debentures issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

"THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) or (7) UNDER THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR")) OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE SECURITIES IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO GREY GLOBAL GROUP INC. OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, BEFORE SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO, AMONG OTHER THINGS, THE RESTRICTIONS ON TRANSFER OF THIS SECURITY AND INVESTMENT INTENT (THE FORM OF WHICH LETTER IS AN EXHIBIT TO THE INDENTURE AND CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE TRUSTEE THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED, A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY PRIOR TO THE EXPIRATION DATE OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), THE TRANSFEROR MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE FORM OF CERTIFICATE ATTACHED TO THE INDENTURE RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THAT CERTIFICATE AND THIS CERTIFICATE TO THE ISSUER. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE TRANSFEROR MUST, BEFORE SUCH TRANSFER, FURNISH TO THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT."

                  (B) Notwithstanding the foregoing, any Global Debenture or
            Definitive Debenture issued pursuant to subparagraphs (b)(iv),
            (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) to this
            Section 2.06 (and all Debentures issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

            (ii) Global Debenture Legend. Each Global Debenture shall bear a legend in substantially the following form:

"THIS GLOBAL DEBENTURE IS HELD BY THE DEPOSITARY (AS DEFINED IN THIS INDENTURE GOVERNING THIS DEBENTURE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL DEBENTURE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL DEBENTURE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL DEBENTURE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

            (iii) Reg S Temporary Global Debenture Legend.

"THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL DEBENTURE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE DEBENTURES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL DEBENTURE SHALL BE ENTITLED TO RECEIVE CASH PAYMENTS OF INTEREST DURING THE PERIOD WHICH SUCH HOLDER HOLDS THIS DEBENTURE. NOTHING IN THIS LEGEND SHALL BE DEEMED TO PREVENT INTEREST FROM ACCRUING ON THIS DEBENTURE."

      (g) Cancellation and/or Adjustment of Global Debentures. At such time as all beneficial interests in a particular Global Debenture have been exchanged for Definitive Debentures or a particular Global Debenture has been redeemed, repurchased or canceled in whole and not in part, each such Global Debenture shall be returned to or retained and canceled by the Trustee in accordance with
Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Debenture is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Debenture or for Definitive Debentures, the principal amount of Debentures represented by such Global Debenture shall be reduced accordingly and an endorsement shall be made on such Global Debenture by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Debenture, such other Global Debenture shall be increased accordingly and an endorsement shall be made on such Global Debenture by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

      (h) General Provisions Relating to Transfers and Exchanges.

            (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Debentures and Definitive Debentures upon the Company's order or at the Registrar's request.

            (ii) No service charge shall be made to a holder of a beneficial interest in a Global Debenture or to a Holder of a Definitive Debenture for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06 and 9.05 hereof).

            (iii) The Registrar shall not be required to register the transfer of or exchange any Debenture selected for redemption in whole or in part, except the unredeemed portion of any Debenture being redeemed in part.

            (iv) All Global Debentures and Definitive Debentures issued upon any registration of transfer or exchange of Global Debentures or Definitive Debentures shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Debentures or Definitive Debentures surrendered upon such registration of transfer or exchange.

            (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Debentures during a period beginning at the opening of business 15 days before the day of any selection of Debentures for redemption under Section 3.05 hereof and ending at the close of business on the earliest date on which the relevant Notice of Redemption is deemed to have been given to all Holders of Debentures to be redeemed,
      (B) to register the transfer of or to exchange any Debenture so selected for redemption in whole or in part, except the unredeemed portion of any Debenture being redeemed in part or (C) to register the transfer of or to exchange a Debenture between a record date and the next succeeding Interest Payment Date.

            (vi) Prior to due presentment for the registration of a transfer of any Debenture, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Debenture is registered as the absolute owner of such Debenture for the purpose of receiving payment of principal of and interest on such Debentures and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

            (vii) The Trustee shall authenticate Global Debentures and Definitive Debentures in accordance with the provisions of Section 2.02 hereof.

            (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

            (ix) Each Holder agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment by such Holder of such Holder's Debenture in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

            (x) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Debenture (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Debenture) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.07 Replacement Debentures.

      If any mutilated Debenture is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Debenture, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Debenture if the Trustee's requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Debenture is replaced. The Company may charge for its expenses in replacing a Debenture.

      Every replacement Debenture is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Debentures duly issued hereunder.

2.08 Outstanding Debentures.

      The Debentures outstanding at any time are all the Debentures authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Debenture effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in
Section 2.09
hereof, a Debenture does not cease to be outstanding because the Company or an Affiliate of the Company holds the Debenture.

      If a Debenture is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Debenture is held by a bona fide purchaser.

      If a Debenture is converted pursuant to Article 11 hereof, such Debenture shall cease to be outstanding and interest thereon (including Contingent Interest and Additional Amounts, if any) shall cease to accrue.

      If the principal amount of any Debenture is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

      If the Paying Agent (other than the Company, a subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Debentures payable on that date, then on and after that date such Debentures shall be deemed to be no longer outstanding and shall cease to accrue interest.

2.09 Treasury Debentures.

      In determining whether the Holders of the required principal amount of Debentures have concurred in any direction, waiver or consent, Debentures owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Debentures as to which a Responsible Officer of the Trustee has actual knowledge are so owned shall be so disregarded.

2.10 Temporary Debentures.

      Until certificates representing Debentures are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Debentures. Temporary Debentures shall be substantially in the form of certificated Debentures but may have variations that the Company considers appropriate for temporary Debentures and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Debentures in exchange for temporary Debentures.

      Holders of temporary Debentures shall be entitled to all of the benefits of this Indenture.

2.11 Cancellation.

      The Company at any time may deliver Debentures to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Debentures surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Debentures surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of canceled Debentures in accordance with its procedures for the disposition of canceled securities in effect as of the date of such disposition (subject to the record retention requirement of the Exchange Act). Certification of the disposition of all canceled Debentures shall be delivered to the Company. The Company may not issue new Debentures to replace Debentures that it has paid or that have been delivered to the Trustee for cancellation.

2.12 Defaulted Interest.

      If the Company defaults in a payment of interest on the Debentures, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Debentures. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Debenture and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

2.13 CUSIP Numbers.

      The Company in issuing the Debentures may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debentures or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Debentures, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                   ARTICLE 3

                            REDEMPTION AND PREPAYMENT

3.01 Optional Redemption.

      On or after October 15, 2013, the Company may redeem the Debentures for cash in whole or in part, from time to time, in any integral multiple of $1,000, at any time at the option of the Company upon not less than 30 nor more than 60 days notice at a redemption price (the "REDEMPTION PRICE") equal to 100% of the principal amount thereof, together with accrued and unpaid interest, including interest on any unpaid interest, compounded semi-annually (together with any unpaid Contingent Interest, "COMPOUNDED INTEREST") thereon, up to but not including the Redemption Date.

      If the Debentures are redeemed on any Interest Payment Date, accrued and unpaid interest shall be payable to Holders of record on the relevant record date. If a Debenture is redeemed on or after an interest record date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person to whom principal of such Debenture will be paid. If any Debenture called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Debentures.

      The Company may not redeem any Debentures unless all accrued and unpaid interest thereon, including Compounded Interest, if any, has been or is simultaneously paid for all semi-annual periods terminating on or prior to the date of the Notice of Redemption.

3.02 Debentures Purchased in Part.

      Any Debenture that is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Debenture, without service charge, a new Debenture or Debentures, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Debenture so surrendered which is not redeemed.

3.03 Reserved.

3.04 Notices to Trustee.

      If the Company elects to redeem Debentures pursuant to the optional redemption provisions set forth in Section 3.01 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Debentures to be redeemed and (iv) the Redemption Price.

3.05 Selection of Debentures to Be Redeemed.

      If less than all of the Debentures are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Debentures to be redeemed or purchased among the Holders of the Debentures by lot, or on a pro rata basis, or another method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Debentures to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Debentures not previously called for redemption.

      The Trustee shall promptly notify the Company in writing of the Debentures selected for redemption and, in the case of any Debenture selected for partial redemption, the principal amount thereof to be redeemed. Debentures and portions of Debentures selected shall be in principal amounts of $1,000 or integral multiples of $1,000; except that if all of the Debentures of a Holder are to be redeemed, the entire outstanding amount of Debentures held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Debentures called for redemption also apply to portions of Debentures called for redemption.

      If any Debenture selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Debenture so selected, the converted portion of such Debenture shall be deemed (so far as possible) to be the portion selected for redemption. Debentures that have been converted during a selection of Debentures to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

3.06 Notice of Redemption.

      At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption (the "NOTICE OF REDEMPTION") to each Holder whose Debentures are to be redeemed at its registered address.

      The notice shall identify the Debentures (including the CUSIP number, if any) to be redeemed and shall state:

            (a) the Redemption Date;

            (b) the Redemption Price;

            (c) the current Conversion Price;

            (d) that the Debentures called for redemption may be converted at any time before the close of business on the second business day immediately preceding the Redemption Date;

            (e) if any Debenture is being redeemed in part, the portion of the principal amount of such Debenture to be redeemed and that, after the redemption date upon surrender of such Debenture, a new Debenture or Debentures in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Debenture;

            (f) the name and address of the Paying Agent and Conversion Agent;

            (g) that Holders who want to convert Debentures must satisfy the requirements set forth in paragraph 8 of the Debentures;

            (h) that Debentures called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

            (i) that, unless the Company defaults in making such redemption payment, interest on Debentures called for redemption ceases to accrue on and after the redemption date and the Debentures will cease to be convertible;

            (j) the paragraph of the Debentures and/or Section of this Indenture pursuant to which the Debentures called for redemption are being redeemed; and

            (k) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Debentures.

      At the Company's request, the Trustee shall give the Notice of Redemption in the Company's name and at its expense; provided that the Company shall have delivered to the Trustee, at least 15 days prior to the date of the mailing of such notice, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

3.07 Effect of Notice of Redemption.

      Once Notice of Redemption is mailed in accordance with Section 3.06 hereof, Debentures called for redemption become irrevocably due and payable on the redemption date at the Redemption Price. A Notice of Redemption may not be conditional.

3.08 Deposit of Redemption Price.

      The Company shall, by 12:00 noon, New York City time, on the Redemption Date, deposit irrevocably with the Trustee or with the Paying Agent funds sufficient to pay the Redemption Price and will give irrevocable instructions and authority to pay such Redemption Price to the Holders of the Debentures. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the Redemption Price of, and accrued interest on, all Debentures to be redeemed.

      If the Company complies with the provisions of the preceding paragraph, on and after the Redemption Date, interest shall cease to accrue on the Debentures or the portions of Debentures called for redemption, such Debentures will no longer be deemed to be outstanding and all rights of Holders of such Debentures so called for redemption will cease, except the right of the Holders of such Debentures to receive the applicable Redemption Price, but without interest on such Redemption Price. If any date fixed for redemption of Debentures is not a business day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay) except that, if such business day falls in the next calendar year, such payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on such date fixed for redemption. If the Company fails to repay the Debentures on maturity or the date fixed for redemption, or if payment of the Redemption Price in respect of Debentures is improperly withheld or refused and not paid by the Company, interest on such Debentures will continue to accrue, from the original Redemption Date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable Redemption Price.

3.09 Debentures Redeemed in Part.

      Upon surrender of a Debenture that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Debenture equal in principal amount to the unredeemed portion of the Debenture surrendered.

      In the event of any redemption in part, the Company shall not be required to (i) issue, register the transfer of or exchange any Debentures during a period beginning at the opening of business 15 days before any selection for redemption of Debentures and ending at the close of business on the earliest date on which the relevant Notice of Redemption is deemed to have been given to all Holders of Debentures to be redeemed and (ii) register the transfer of or exchange any Debentures so selected for redemption, in whole or in part, except the unredeemed portion of any Debentures being redeemed in part.

3.10 Mandatory Redemption.

      The Company shall not be required to make sinking fund payments with respect to the Debentures.

3.11 Purchase of Debentures at Option of the Holder upon Change of Control.

      (a) Subject to Section 3.11(b) below, if at any time that Debentures remain outstanding there shall have occurred a Change of Control, Debentures shall be repurchased by the Company, at the option of the Holder thereof, at a purchase price in cash (the "CHANGE OF CONTROL REPURCHASE PRICE") equal to 100% of the principal amount of the Debentures to be purchased plus accrued and unpaid interest (including Additional Amounts, if any), thereon, up to but not including the date (the "CHANGE OF CONTROL REPURCHASE DATE") fixed by the Company that is no later than the 30th business day after the date the Company Change of Control Offer Notice is given, subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.11(d); provided that if the Change of Control Repurchase Date is on or after an interest record date but on or prior to the related Interest Payment Date, interest and Additional Amounts, if any, will be payable to the Holders in whose names the Debentures are registered at the close of business on the relevant record date.

      (b) Notwithstanding anything set forth in Section 3.11(a), the Company may elect (which election shall be irrevocable) to pay the Change of Control Repurchase Price in Common Stock, shares of Acquiror Securities that are publicly traded securities, or a combination of cash, shares of Common Stock and such publicly traded Acquiror Securities by so stating in the Company Change of Control Offer Notice; provided, however, the Company shall not pay the Change of Control Repurchase Price in Common Stock or Acquiror Securities if an Event of Default has occurred or is continuing (other than an Event of Default that is cured by the payment of the Change of Control Repurchase Price) and unless the Company satisfies the other conditions prior to the Change of Control Repurchase Date as set forth in Sections 3.11 and 3.13. In such event, the number of shares of Common Stock or Acquiror Securities a Holder will receive will equal the portion of the Change of Control Repurchase Price payable in such shares divided by 95% of the average of the last reported sale price of Common Stock or Acquiror Securities that are publicly traded securities, as the case may be, for the five (5) days immediately preceding and including the third trading day prior to the Change of Control Repurchase Date. All shares issued pursuant to this Section 3.11(b) shall, upon issue, be duly and validly issued and fully paid and non-assessable.

      (c) The Company shall mail to all Holders of record of the Debentures a notice (a "COMPANY CHANGE OF CONTROL OFFER NOTICE") of the occurrence of a Change of Control and of the repurchase right arising as a result thereof within 20 business days after the Company obtains knowledge of the occurrence of such Change of Control. The Company shall promptly furnish to the Trustee a copy of such notice. Each Company Change of Control Offer Notice shall in-clude a form of Holder Change of Control Acceptance Notice to be completed by a Holder and shall state, as applicable:

            (i) the events causing a Change of Control;

            (ii) the date of the Change of Control;

            (iii) the Change of Control Repurchase Price, the applicable conversion rate and any adjustments to the applicable conversion rate;

            (iv) the name and address of the Paying Agent and Conversion Agent;

            (v) that Debentures as to which a Holder Change of Control Acceptance Notice has been given may be converted only if the Holder Change of Control Acceptance Notice has been withdrawn in accordance with the terms of this Indenture;

            (vi) that Debentures must be surrendered to the Paying Agent to collect payment of the Change of Control Repurchase Price and accrued but unpaid interest and Contingent Interest and Additional Amounts, if any;

            (vii) that the Change of Control Repurchase Price for any Debentures as to which a Holder Change of Control Acceptance Notice has been given and not withdrawn, together with any accrued and unpaid interest (including Contingent Interest and Additional Amounts, if any, with respect thereto, shall be paid promptly following the later of the Change of Control Repurchase Date and the time of surrender of such Debentures as described in (vi);

            (viii) the last date on which a Holder may exercise the Change of Control repurchase right;

            (ix) the Change of Control Repurchase Date;

            (x) whether the Company will pay the Change of Control Repurchase Price in cash, shares of Common Stock, Acquiror Securities or a combination thereof, specifying the percentage of each;

            (xi) the procedures the Holder must follow under this Section 3.11 to require the Company to repurchase their Debentures;

            (xii) that, unless the Company defaults in making payment of such Change of Control Repurchase Price, interest (including Contingent Interest and Additional Amounts, if any), on Debentures covered by any Holder Change of Control Acceptance Notice will cease to accrue on and after the Change of Control Repurchase Date;

            (xiii) the CUSIP number of the Debentures; and

            (xiv) the procedures for withdrawing a Holder Change of Acceptance Notice (as specified in Section 3.12).

      At the Company's request and at the Company's expense, the Trustee shall give the Company Change of Control Offer Notice in the Company's name; provided, however, that, in all cases, the text of the Company Change of Control Offer Notice shall be prepared by or at the direction of the Company.

      (d) For a Debenture to be so repurchased at the option of the Holder, the Paying Agent must receive such Debenture duly endorsed for transfer, together with the form entitled "Form of Holder Change of Control Acceptance Notice" (a "HOLDER CHANGE OF CONTROL ACCEPTANCE NOTICE") on the reverse thereof duly completed, together with such Debenture duly endorsed for transfer, prior to the close of business on the 20th business day following the date of the Company Change of Control Offer Notice, subject to extension to comply with applicable law. The Holder Change of Control Acceptance Notice must state: (i) the certificate numbers of the Debentures to be delivered for repurchase; (ii) the portion of the principal amount of Debentures to be repurchased, which must be $1,000 or an integral multiple thereof; and (iii) that the Debentures are to be repurchased by the Company pursuant to Section 3.11 hereof. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Debenture for redemption shall be determined by the Company, whose determination shall be final and binding.

      The Company shall purchase from the Holder thereof, pursuant to this
Section 3.11, a portion of a Debenture if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Debenture also apply to the purchase of such portion of such Debenture.

      Any purchase by the Company contemplated pursuant to the provisions of this Section 3.11 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Change of Control Repurchase Date and the time of delivery of the Debentures to the Paying Agent in accordance with this Section 3.11.

      Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Holder Change of Control Acceptance Notice contemplated by this Section 3.11(d) shall have the right to withdraw such Holder Change of Control Acceptance Notice at any time prior to the close of business on the 20th business day following the date of the Company Change of Control Offer Notice by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.12.

      The Paying Agent shall promptly notify the Company of the receipt by it of any Holder Change of Control Acceptance Notice or written withdrawal thereof.

      Notwithstanding anything herein to the contrary, the Company's obligations pursuant to this Section 3.11 shall be satisfied if a third party makes an offer to repurchase outstanding Debentures after a Change of Control in the manner, and at the times and otherwise in compliance in all material respects with the requirements of this Section 3.11 and purchases all Debentures properly tendered and not withdrawn pursuant to the requirements of this Section 3.11.

      In addition, the Company shall not be required to make a Change of Control offer pursuant to this Section 3.11, if, in connection with or in contemplation of any Change of Control, the Company has made an offer to purchase (an "ALTERNATE OFFER") any and all Debentures validly tendered at a cash price equal to or higher than the Change of Control Repurchase Price and has purchased all Debentures properly tendered in accordance with the terms of such Alternate Offer; provided, however, that the terms and conditions of such contemplated Change of Control are described in reasonable detail to the Holders in the notice delivered in connection with such Alternate Offer.

3.12 Effect of Holder Change of Control Acceptance Notice.

      Upon receipt by the Paying Agent of the Holder Change of Control Acceptance Notice specified in Section 3.11(d), the Holder of the Debenture in respect of which such Holder Change of Control Acceptance Notice was given shall (unless such Holder Change of Control Acceptance Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Change of Control Repurchase Price, together with accrued but unpaid interest (including Contingent Interest and Additional Amounts, if any), thereon, to but not including the Change of Control Repurchase Date with respect to such Debenture. Such Change of Control Repurchase Price, together with accrued but unpaid interest (including Contingent Interest and Additional Amounts, if any), thereon, to but not including the Change of Control Repurchase Date shall be paid to such Holder, subject to receipt of funds by the Paying Agent, promptly following the later of (x) the Change of Control Repurchase Date with respect to such Debenture (provided that the conditions in Section 3.11 have been satisfied) and (y) the book-entry transfer or time of delivery of such Debenture to the Paying Agent by the Holder thereof in the manner required by
Section 3.11(d). Debentures in respect of which a Holder Change of Control Acceptance Notice has been given by the Holder thereof may not be converted pursuant to Article 11 hereof on or after the date of the delivery of such Holder Change of Control Acceptance Notice unless such Holder Change of Control Acceptance Notice has first been validly withdrawn as specified in the following two paragraphs.

      A Holder Change of Control Acceptance Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Holder Change of Control Acceptance Notice prior to the close of business on the 20th business day following the date of the Company Change of Control Offer Notice. The notice of withdrawal must state:

            (i) the principal amount of the Debentures with respect to which such notice of withdrawal is being submitted;

            (ii) if certificated Debentures have been issued, the certificate numbers of the withdrawn Debentures; and

            (iii) the principal amount, if any, of such Debenture which remains subject to the original Holder Change of Control Acceptance Notice and which has been or will be delivered for purchase by the Company.

      The Company shall not purchase any of the Debentures pursuant to Section
3.11 if there has occurred prior to, on or after, as the case may be, the giving, by the Holders of such Debentures, of the required Holder Change of Control Acceptance Notice, and is continuing an Event of Default (other than a default in the payment of the Change of Control Repurchase Price). The Paying Agent will promptly return to the respective Holders thereof any Debentures (x) with respect to which a Holder Change of Control Acceptance Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Change of Control Repurchase Price) in which case, upon such return, the Holder Change of Control Acceptance Notice with respect thereto shall be deemed to have been withdrawn.

3.13 Deposit of Change of Control Repurchase Price.

      Prior to the close of business (New York City time) on the business day prior to the Change of Control Repurchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money (in immediately available funds if deposited on such business day) or shares of Common Stock or Acquiror Securities, as applicable, sufficient to pay the aggregate Change of Control Repurchase Price together with accrued but unpaid interest (including Contingent Interest and Additional Amount, if any) thereon, to but not including the Change of Control Repurchase Date of all the Debentures or portions thereof which are to be purchased as of the Change of Control Repurchase Date.

      If the Paying Agent holds money or securities sufficient to pay the Change of Control Repurchase Price of the Debentures on the business day following the Change of Control Repurchase Date, then, on and after such date: (a) the Debentures will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the Debentures has been made or the Debentures have been delivered to the Paying Agent); and (b) all other rights of the Holders will terminate (other than the right to receive the Change of Control Repurchase Price upon transfer or delivery of the Debentures).

3.14 Repayment to the Company.

      The Trustee and the Paying Agent shall return to the Company any cash (or shares of Common Stock or Acquiror Securities, as the case may be) that remains unclaimed as provided in paragraph 6 of the Debentures, together with interest or dividends, if any, thereon, held by them for the payment of the Change of Control Repurchase Price and accrued but unpaid interest (including Contingent Interest and Additional Amounts, if any); provided, however, that to the extent that the aggregate amount of cash (or shares of Common Stock or Acquiror Securities, as the case may be) deposited by the Company pursuant to Section
3.13 exceeds the aggregate Change of Control Repurchase Price of the Debentures or portions thereof which the Company is obligated to purchase as of the Change of Control Repurchase Date and accrued but unpaid interest thereon (including Contingent Interest and Additional Amounts, if any), then, unless otherwise agreed in writing with the Company, promptly after the Change of Control Repurchase Date, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon.

3.15 Covenant to Comply with Securities Laws upon Purchase of Debentures.

      When complying with the provisions of Section 3.11 hereof (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall to the extent required (i) comply in all material respects with Rule 13e-4 and Rule 14e-1 under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply in all material respects with all Federal and state securities laws so as to permit the rights and obligations under Section 3.11 to be exercised in the time and in the manner specified in Section 3.11.

                                   ARTICLE 4

                                    COVENANTS

4.01 Payment of Debentures.

      The Company shall pay or cause to be paid the principal of, premium, if any, and interest (including Contingent Interest) on the Debentures on the dates and in the manner provided in the Debentures, provided that

            (a) the Company will not pay interest accrued and unpaid on any Debentures that are converted into Common Stock. If a Holder converts after a record date for an interest payment but prior to the corresponding Interest Payment Date, it will receive the interest payable on the Interest Payment Date, notwithstanding the conversion of such

      Debentures prior to such Interest Payment Date, because that Holder will have been the Holder of record on the corresponding record date. However, at the time the Holder surrenders those Debentures for conversion, except as provided below, it must pay the Company an amount equal to the interest that will be paid on the Interest Payment Date. The preceding sentence does not apply, however, to a Holder that converts Debentures that are called by the Company for redemption. Accordingly, if the Company elects to redeem Debentures on a date after a record date for an interest payment but prior to the corresponding Interest Payment Date and prior to the Redemption Date, and the Holder of those Debentures chooses to convert the Debentures, the Holder will not be required to pay the Company, at the time it surrenders the Debentures for conversion, the amount of interest on the Debentures it will receive on the Interest Payment Date,

            (b) the Company will pay interest to a Person other than the Holder of record on the record date if the Company redeems the Debentures on a date that is after the record date and prior to the corresponding Interest Payment Date. In this instance, the Company will pay interest accrued and unpaid on the Debentures being redeemed, to, but not including the Redemption Date to the same Person to whom the Company will pay the principal of such Debentures, and

            (c) the Company's delivery to a Holder of shares of Common Stock into which a Debenture is convertible, together with any cash payment for such Holder's fractional shares, will be deemed to satisfy the Company's obligation to pay accrued tax original issue discount attributable to the period from the Issue Date through the conversion date. As a result, accrued tax original issue discount to the conversion date is deemed to be paid in full rather than cancelled, extinguished or forfeited.

Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a subsidiary thereof, holds as of 12:00 noon, New York City Time on the due date, money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Additional Amounts, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

      All references in this Indenture to "interest" shall include Compounded Interest unless otherwise stated.

4.02 Maintenance of Office or Agency.

      The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar, co-registrar or Conversion Agent) where Debentures may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

      The Company may also from time to time designate one or more other offices or agencies where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

      The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

4.03 Reports.

      (a) The Company shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. In the event the Company is at any time no longer subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, it shall continue to provide the Trustee with reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements. In addition, the Company shall comply with the other provisions of TIA Section 314(a).

      (b) At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for so long as any Debentures remain outstanding, the Company shall furnish to the Holders and to prospective investors designated by such Holders, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

4.04 Compliance Certificate.

      (a) The Company shall deliver to the Trustee, on or prior to the 100th day after the end of each fiscal year of the Company (which on the date hereof is December 31), an Officers' Certificate complying with Section 314(a)(4) of the TIA, stating that a review of the activities of the Company during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, per-formed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Debentures is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto. The Company shall promptly provide the Trustee with an Officers' Certificate notifying the Trustee of any change in the fiscal year of the Company.

      (b) The Company shall, so long as any of the Debentures are outstanding, deliver to the Trustee, as soon as possible, and in any event within five days after any Officer becomes aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

4.05 Taxes.

      The Company shall pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Debentures.

4.06 Stay, Extension and Usury Laws.

      The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

4.07 Corporate Existence.

      Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

4.08 Tax Treatment of Debentures.

      The Company and the Holders and any beneficial owner of a Debenture, by purchasing the Debentures, agree that (i) the Debentures are "contingent payment debt instruments" as de-fined in Treasury Regulations Section 1.1275-4(b), (ii) each Holder and any beneficial owner of a Debenture shall be bound by the Company's application of the Treasury Regulations to the Debentures, including the Company's determination that the rate at which interest will be deemed to accrue on the Debentures for United States federal income tax purposes will be 9.40% compounded semi-annually, which is the rate comparable to the rate at which the Company would borrow on a noncontingent, nonconvertible basis with terms and conditions otherwise comparable to the Debentures, (iii) each Holder and any beneficial owner of a Debenture shall use the projected payment schedule with respect to the Debentures determined by the Company, as required by Treasury Regulations Section 1.1275-4(b)(4)(iv), to determine its interest accruals and adjustments as provided in Treasury Regulations Section 1.1275-4(b), and (iv) the Company and each Holder and any beneficial owner of a Debenture will not take any position on a tax return inconsistent with (i), (ii), or (iii), unless required by applicable law.

      A Holder of Debentures may obtain the issue price, amount of original issue discount, issue date, yield to maturity, comparable yield and projected payment schedule for the Debentures by submitting a written request for such information to the Company at Grey Global Group Inc., 777 Third Avenue, New York, New York 10017, Attention: Corporate Secretary.

                                   ARTICLE 5

                                   SUCCESSORS

5.01 Mergers and Sales of Assets by the Company.

      The Company shall not consolidate with or merge into any other Person or convey, transfer, sell or lease its properties and assets substantially as an entirety to any Person, unless:

            (i) the Person formed by such consolidation or into or with which the Company is merged or the Person to which the Company's properties and assets are conveyed, transferred, sold or leased, is a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia and, if other than the Company, has expressly assumed all of the Company's obligations, including the payment of the principal of, and interest on, the Debentures and the performance of the other covenants under Article 4 of this Indenture; and

            (ii) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing under this Indenture.

5.02 Successor Corporation Substituted.

      Upon any consolidation, merger, or any conveyance, transfer, sale or lease of the Company's properties and assets in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation, merger, conveyance, transfer, sale or lease shall be substituted for (so that from and after the date of such consolidation, merger, conveyance, transfer, sale or lease, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Debentures except in the case of a consolidation, merger, conveyance, transfer, sale or lease of the Company's assets that meets the requirements of Section 5.01 hereof.

                                   ARTICLE 6

                              DEFAULTS AND REMEDIES

6.01 Events of Default.

      Each of the following is an "EVENT OF DEFAULT" in respect of the
Debentures:

            (a) failure for 30 days to pay interest on the Debentures when due, whether or not such payment is prohibited by Article 10 of this Indenture; provided that a valid extension of the interest payment period by the Company during an Extension Period pursuant to this Indenture shall not constitute a default in the payment of interest for this purpose;

            (b) failure to pay principal on the Debentures when due whether at maturity, upon redemption, by declaration or otherwise, whether or not such payment is prohibited by Article 10 of this Indenture;

            (c) failure to observe or perform any covenant contained in Article 4 of this Indenture for 90 days after written notice to the Company of such failure from the Trustee or the Holders of at least 25% in principal amount of the outstanding Debentures;

            (d) the Company's failure to comply with Sections 3.11 or 5.01;

            (e) a default in the Company's indebtedness with an aggregate amount outstanding in excess of $25.0 million (a) resulting from the failure to pay principal at maturity or (b) as a result of which the maturity of such indebtedness has been accelerated prior to its Stated Maturity;

            (f) the Company's failure to pay final judgments aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of not less than 60 days;

            (g) a court having competent jurisdiction enters a decree or order for (A) relief in respect of the Company in an involuntary case under any applicable Bankruptcy Law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company for all or substantially all of the property and assets of the Company or (C) the winding up or liquidation of the affairs of the Company and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

            (h) the Company (A) commences a voluntary case under any applicable Bankruptcy Law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or for all or substantially all of the property and assets of the Company or (C) effects any general assignment for the benefit of creditors.

6.02 Acceleration.

      If any Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 hereof) with respect to the Company occurs and is continuing, unless the principal of all Debentures shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Debentures may declare the principal of all the Debentures to be due and payable immediately in cash by written notice to the Company (and to the Trustee if given by such Holders) and, if it is given at the request of the Holders, the Trustee must specify the respective Event of Default and that it is a "notice of acceleration" (the "ACCELERATION NOTICE"). Upon delivery of an Acceleration Notice, the principal of and accrued interest (including Contingent Interest and Additional Amounts, if any) on all the Debentures shall become immediately due and payable. Notwithstanding the foregoing, if an Event of Default specified in clause (g) or (h) of Section 6.01 hereof occurs with respect to the Company all outstanding Debentures shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the then outstanding Debentures by written notice to the Trustee may, on behalf of all of the Holders, rescind and cancel an acceleration and its consequences if the rescission would not conflict with any judgment or decree if all existing Events of Default have been cured or waived except the nonpayment of principal or interest that has become due solely because of such acceleration, if interest on overdue installments of interest (to the extent the payment of such interest is lawful) and on overdue principal, which has become due other-wise than by such declaration of acceleration, has been paid, and in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(c), the Trustee has received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any rights arising from a subsequent Default.

6.03 Other Remedies.

      If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and Additional Amounts, if any, and interest on the Debentures or to enforce the performance of any provision of the Debentures or this Indenture.

      The Trustee may maintain a proceeding even if it does not possess any of the Debentures or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Debenture in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

6.04 Waiver of Past Defaults.

      Holders of not less than a majority in aggregate principal amount of the then outstanding Debentures by written notice to the Trustee may on behalf of the Holders of all of the Debentures waive any past Default, except a Default in the payment of the principal of, or interest on, the Debentures (unless such Default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration has been deposited with the Trustee) or call for a redemption of the Debentures. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

6.05 Control by Majority.

      Holders of a majority in aggregate outstanding principal amount of the Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders of Debentures or that may involve the Trustee in personal liability.

6.06 Limitation on Suits.

      A Holder of a Debenture may pursue a remedy with respect to this Indenture or the Debentures only if:

            (a) the Holder of a Debenture gives to the Trustee written notice of a continuing Event of Default;

            (b) such Holder of a Debenture or Holders of Debentures offer and, if requested, provide to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense; and

            (c) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity or security.

      A Holder of a Debenture may not use this Indenture to prejudice the rights of another Holder of a Debenture or to obtain a preference or priority over another Holder of a Debenture.

6.07 Rights of Holders of Debentures to Receive Payment.

      Notwithstanding any other provision of this Indenture, the right of any Holder of a Debenture to receive payment of principal, premium and Additional Amounts, if any, and interest on the Debenture, on or after the respective due dates expressed in the Debenture or the right to receive shares of Common Stock upon conversion of a Debenture, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

6.08 Collection Suit by Trustee.

      If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Additional Amounts, if any, and interest (including Contingent Interest, if any) remaining unpaid on the Debentures and interest (including Contingent Interest, if any) on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

6.09 Trustee May File Proofs of Claim.

      The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Debentures allowed in any judicial proceedings relative to the Company (or any other obligor upon the Debentures), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

6.10 Priorities.

      If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

            First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

            Second: to Holders of Debentures for amounts due and unpaid on the Debentures and for any accrued but unpaid interest amounts (including Additional Amounts and Contingent Interest, if any, due in respect of the Debentures), ratably, without preference or priority of any kind, according to the amounts due and payable on the Debentures; and

            Third: to the Company or to such party as a court of competent jurisdiction shall direct.

      The Trustee may fix a record date and payment date for any payment to Holders of Debentures pursuant to this Section 6.10.

6.11 Undertaking for Costs.

      In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee or a suit by a Holder of a Debenture pursuant to Section 6.07 hereof.

                                    ARTICLE 7

                                     TRUSTEE


7.01  Duties of Trustee.

      (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

      (b) Except during the continuance of an Event of Default:

              (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

              (ii)in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

      (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

              (i) this paragraph does not limit the effect of paragraph
      (b) of this Section 7.01;

              (ii)the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

              (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

      (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

      (e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), (c) and (d) of this Section 7.01.

      (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

7.02  Rights of Trustee.

      (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.

      (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

      (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

      (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

      (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

      (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

      (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it sees fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

      (h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event that is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Debentures and this Indenture.

      (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

      (j) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any Person authorized to sign an Officers' Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

7.03  Individual Rights of Trustee.

      The Trustee in its individual or any other capacity may become the owner or pledgee of Debentures and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

7.04  Trustee's Disclaimer.

      The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Debentures, it shall not be accountable for the Company's use of the proceeds from the Debentures or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Debentures or any other document in connection with the sale of the Debentures or pursuant to this Indenture other than its certificate of authentication.

7.05  Notice of Defaults.

      If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Debentures a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Debenture, the Trustee may withhold the notice if and so long as a trust committee of the Board of Directors or Responsible Officers of the Trustee in good faith determines that withholding the notice is in the interests of the Holders of the Debentures.

7.06  Reports by Trustee to Holders of the Debentures.

      Within 60 days after each August 15 beginning with the August 15 following the date of this Indenture, and for so long as Debentures remain outstanding, the Trustee shall mail to the Holders of the Debentures a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

      A copy of each report at the time of its mailing to the Holders of Debentures shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Debentures are listed in accordance with TIA
Section 313(d). The Company shall promptly notify the Trustee when the Debentures are listed on any stock exchange or of any delisting thereof.

7.07  Compensation and Indemnity.

      The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the Company and the Trustee shall agree to in writing from time to time. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

      The Company shall indemnify the Trustee and any predecessor Trustee and their agents against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which shall not be unreasonably withheld.

      To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Debentures on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Debentures. Such lien shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

      When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

      The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

      The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

7.08  Replacement of Trustee.

      A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

      The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Debentures may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

            (a)   the Trustee fails to comply with Section 7.10 hereof;

            (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

            (c) a custodian or public officer takes charge of the Trustee or its property; or

            (d)   the Trustee becomes incapable of acting.

      If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding

Debentures may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

      If a successor Trustee does not take office within 90 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Debentures may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

      If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

7.09  Successor Trustee by Merger, etc.

      If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act or document shall be the successor Trustee.

7.10  Eligibility; Disqualification.

      There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $10 million as set forth in its most recent published annual report of condition.

      This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

7.11  Preferential Collection of Claims Against Company.

      The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.



                                    ARTICLE 8

                           SATISFACTION AND DISCHARGE


8.01  Satisfaction and Discharge.

      This Indenture will be discharged and will cease to be of further effect as to all Debentures issued hereunder, if:

  (1) either:

      (a) all Debentures that have been authenticated (except lost, stolen or destroyed Debentures that have been replaced or paid and Debentures for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

      (b) all Debentures that have not previously been delivered to the Trustee for cancellation have become due and payable whether at Stated Maturity or any Redemption Date or any Repurchase Date, or upon conversion or otherwise, and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars and/or shares of Common Stock (as applicable under the terms of this Indenture) in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Debentures not delivered to the Trustee for cancellation for principal, premium and Additional Amounts, if any, and accrued interest (including Contingent Interest, if any) to the date of maturity or redemption;

  (2) the Company has paid or caused to be paid all sums payable by it under this Indenture; and

  (3) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Debentures at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

      Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause
(1) of this Section 8.01, the provisions of Section 8.02 shall survive.

8.02  Application of Trust Money.

      All money deposited with the Trustee pursuant to Section 8.01 shall be held in trust and applied by it, in accordance with the provisions of the Debentures and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest (including Contingent Interest, if any) for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

      If the Trustee or Paying Agent is unable to apply any money in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Debentures shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01; provided that if the Company has made any payment of principal of, premium and Additional Amounts, if any, or interest (including Contingent Interest, if any) on any Debentures because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Debentures to receive such payment from the money held by the Trustee or Paying Agent.



                                    ARTICLE 9

                        AMENDMENT, SUPPLEMENT AND WAIVER


9.01  Without Consent of Holders of Debentures.

      Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Debentures without the consent of any Holder of a Debenture:

            (a)   to cure any ambiguity, defect or inconsistency;

            (b) to provide for uncertificated Debentures in addition to certificated Debentures;

            (c) to provide for the assumption of the Company's obligations to the Holders of the Debentures by a successor to the Company pursuant to Article 5 hereof;

            (d) to make any change that would provide any additional rights or benefits to the Holders of the Debentures or that does not adversely affect the rights of any Holder of the Debentures;

            (e)   to comply with any requirements under the TIA; or

            (f)   to appoint a successor trustee under this Indenture.

      Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

9.02  With Consent of Holders of Debentures.

      Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture and the Debentures with the consent of the Holders of at least a majority in principal amount of the Debentures then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Debentures), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium and Additional Amounts, if any, or interest (including Contingent Interest, if any) on the Debentures, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Debentures may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Debentures voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Debentures).

      Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Debentures as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

      It shall not be necessary for the consent of the Holders of Debentures under this 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

      After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of Debentures affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Debentures then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Debentures. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Debentures held by a non-consenting Holder):

            (a) reduce the principal amount of Debentures whose Holders must consent to an amendment, supplement, modification or waiver of this Indenture or the Debentures;

            (b) reduce the principal of or change the Stated Maturity of any Debenture;

            (c) reduce the rate of or change the time for payment of interest, including Contingent Interest and Additional Amounts, or the applicable Redemption Dates on any Debenture;

            (d) impair the right to institute suit for the enforcement of the right to receive any payment on or with respect to any Debenture when due;

            (e) make any Debenture payable in currency other than that stated in the Debenture;

            (f) change the amount or time of any payment required after the obligation to make such payment arises or change the time before which no repurchase may be made;

            (g) waive the right of such Holder to receive payment of the principal of or interest on any debenture, or any repurchase payment when due;

            (h)   impair the right of any Holder to convert any debenture;

            (i) modify the provisions of this Indenture relating to the Company's requirement to make an offer to repurchase the Debentures upon a Change of Control after the occurrence thereof;

            (j) modify the subordination provisions of Article 10 hereof in a manner that adversely affects the rights of such Holder; or

            (k) take any other action otherwise prohibited by this Indenture to be taken without the consent of each Holder affected by such action.

9.03  Compliance with Trust Indenture Act.

      Every amendment or supplement to this Indenture or the Debentures shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

9.04  Revocation and Effect of Consents.

      Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Debenture is a continuing consent by the Holder of a Debenture and every subsequent Holder of a Debenture or portion of a Debenture that evidences the same debt as the consenting Holder's Debenture, even if notation of the consent is not made on any Debenture. However, any such Holder of a Debenture or subsequent Holder of a Debenture may revoke the consent as to its Debenture if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

9.05  Notation on or Exchange of Debentures.

      The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Debenture thereafter authenticated. The Company in exchange for all Debentures may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Debentures that reflect the amendment, supplement or waiver.

      Failure to make the appropriate notation or issue a new Debenture shall not affect the validity and effect of such amendment, supplement or waiver.

9.06  Trustee to Sign Amendments, etc.

      The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel each stating that the amendment or supplement is authorized or permitted by this Indenture and each complying with the requirements of Section 12.04 hereof. The Trustee may, but shall not be obligated to, enter into any such amended or supplemental indenture which affects the Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.



                                   ARTICLE 10

                                  SUBORDINATION


10.01 Agreement to Subordinate.

      The Company agrees, and each Holder by accepting a Debenture agrees, that the indebtedness evidenced by the Debentures is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full, in cash or cash equivalents, of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt, including Senior Debt incurred after the date of this Indenture.

      This Article 10 shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

      For purposes of this Article 10, a distribution may consist of cash, securities or other property, by set-off or otherwise.

10.02 Liquidation; Dissolution; Bankruptcy.

      Upon any payment or distribution of assets of the Company to creditors of the Company upon any liquidation, dissolution, winding up, receivership, reorganization, assignment for the benefit of creditors, marshaling of assets and liabilities or any bankruptcy, insolvency or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities:

              (i) the holders of all Senior Debt shall first be entitled to receive payment in full in cash or cash equivalents of all amounts due or to become due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before Holders of the Debentures shall be entitled to receive any payment with respect of the principal of, or interest on, the Debentures; and

              (ii)until all amounts due with respect to Senior Debt (as provided in clause (i) above) are paid in full, any distribution to which Holders would be entitled but for this Article 10 shall be made to holders of Senior Debt.

10.03 Default on Senior Debt or Designated Senior Debt.

      (a) The Company may not make any payment or distribution to the Trustee or any Holder on account of principal, premium, if any, or interest in respect of the Debentures if there shall have occurred and be continuing a default in any payment with respect to Senior Debt (other than obligations in respect of clauses (ii), (iii) and (iv) of the definition of "Qualifying Deferred Compensation" and reasonable expense reimbursements due to the Company's and its subsidiaries' employees and directors), whether at maturity, upon redemption, by declaration of acceleration or otherwise (a "PAYMENT DEFAULT").

      (b) During the continuance of any other event of default (other than a Payment Default) with respect to Designated Senior Debt pursuant to which the maturity thereof may be accelerated, from and after the date of receipt by the Trustee of written notice (a "PAYMENT BLOCKAGE NOTICE") from holders of such Designated Senior Debt or from any Representative thereof, no payments on account of principal, premium, if any, or interest in respect of the Debentures may be made during a period (the "PAYMENT BLOCKAGE PERIOD") commencing on the date of receipt of such Payment Blockage Notice and ending on the date such event of default has been cured or waived or has ceased to exist, but in no event shall any Payment Blockage Period extend beyond October 15, 2033.

10.04 Acceleration of Debentures.

      If payment of the Debentures is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the acceleration.

10.05 When Distribution Must Be Paid Over.

      In the event that the Trustee or any Holder receives any payment of any obligations with respect to the Debentures when the payment is prohibited by
Section 10.03 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their Representative under an agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

10.06 Notice by Company.

      The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any obligations with respect to the Debentures to violate this Article 10, but failure to give such notice shall not affect the subordination of the Debentures to the Senior Debt as provided in this Article 10.

10.07 Subrogation.

      After all Senior Debt is paid in full and until the Debentures are paid in full, Holders of Debentures shall be subrogated to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of Debentures have been applied to the payment of Senior Debt. A distribution made under this Article 10 to holders of Senior Debt that otherwise would have been made to Holders of Debentures is not, as between the Company and Holders, a payment by the Company on the Debentures.

10.08 Relative Rights.

      This Article 10 defines the relative rights of Holders of Debentures and holders of Senior Debt. Nothing in this Indenture shall:

              (i) impair, as between the Company and Holders of Debentures, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Debentures in accordance with their terms;

              (ii)affect the relative rights of Holders of Debentures and creditors of the Company other than their rights in relation to holders of Senior Debt; or

              (iii) prevent the Trustee or any Holder of Debentures from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of Debentures.

      If the Company fails because of this Article 10 to pay principal of or interest on a Debenture on the due date, the failure is still a Default or Event of Default.

10.09 Subordination May Not Be Impaired by Company.

      No right of any present or future holder of Senior Debt to enforce the subordination of the indebtedness evidenced by the Debentures shall in any way be prejudiced or impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with the terms of this Indenture, regardless of any knowledge thereof any such holder of Senior Debt may have or otherwise be charged with.

      Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders of the Debentures and without impairing or releasing the subordination provided in this Article 10 or the obligations hereunder of the Holders of the Debentures to the holders of the Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt, or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

10.10 Distribution or Notice to Representative.

      Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their respective Representatives.

      Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders of Debentures shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of any Representatives or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Debentures for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

10.11 Rights of Trustee and Paying Agent.

      The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders (other than for its willful misconduct or negligence) if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Debentures or to the Company or to any other Person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article 10 or otherwise. With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Indenture and no implied covenants or obligations with respect to holders of Senior Debt shall be read into this Indenture against the Trustee.

      Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Debentures, unless the Trustee shall have received at its Corporate Trust Office at least five business days prior to the date of such payment written notice of facts that would cause the payment of any obligations with respect to the Debentures to violate this Article 10. Only the Company or a Representative may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

      The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

10.12 Authorization to Effect Subordination.

      Each Holder of Debentures, by the Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 10, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in
Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the Representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Debentures.



                                   ARTICLE 11

                          CONVERSION OF THE SECURITIES


11.01 Conversion Privilege.

      Prior to the close of business on the business day immediately preceding October 15, 2033 (the "CONVERSION EXPIRATION DATE") and subject to the provisions of this Article 11, a Holder may convert Debentures into shares of Common Stock at an initial conversion rate of 1.0404 shares of Common Stock for each $1,000 principal amount of Debentures (equivalent to a conversion price of $961.20 per share of Common Stock (the "INITIAL CONVERSION PRICE")), subject to adjustment pursuant to Section 11.06 (the Initial Conversion Price as so adjusted from time to time, the "CONVERSION PRICE") during each of the following periods (each such period, a "PERMITTED CONVERSION PERIOD"):

            (a) during the fiscal quarter immediately following each fiscal quarter (such previous fiscal quarter, the "PRIOR FISCAL QUARTER") in which the Market Price Condition has been satisfied,

            (b) during the period beginning on the date the Debentures are called for redemption and ending at the close of business on the business day immediately prior to the Redemption Date,

            (c) during the five (5) consecutive business days after the Trading Price Condition has been satisfied,

            (d) during a Dividend Payment Period; provided that this clause (d) shall not apply with respect to a Holder that is otherwise permitted to, elects to and in fact does participate in the dividend or distribution (on an as-if-converted basis) giving rise to such right of conversion, and

            (e) during the period commencing on the date a Company Change of Control Offer Notice is mailed to Holders pursuant to Section 3.11(c) and ending thirty (30) days after the Company gives such notice.

      In addition, if the Company is a party to a consolidation, merger or binding share exchange, in each case, pursuant to which Common Stock would be converted into cash or property other than securities, a Holder may surrender Debentures for conversion at any time from and after the date that is 15 days prior to the anticipated effective date of such transaction until 15 days after the actual effective date of such transaction. The Board of Directors shall determine the anticipated effective date of the transaction, and such determination shall be conclusive and binding on the holders and shall be publicly announced by the Company by publication on its website or through such other public medium as it may use at that time not later than two (2) business days prior to such fifteenth day.

      A Debenture in respect of which a Holder elects to exercise its option to require repurchase pursuant to Section 3.11 may be converted only if such Holder withdraws its election in accordance with Section 3.11(d) and Section 3.12. A Holder of Debentures is not entitled to any rights of a holder of Common Stock until such Holder has converted its Debentures to Common Stock, and only to the extent such Debentures are deemed to have been converted to Common Stock under this Article 11.

      The "MARKET PRICE CONDITION" shall be satisfied if, at any time after the date of this Indenture, the last reported sale price of the Common Stock for at least 20 trading days during the period of 30 consecutive trading days ending on the last trading day of the Prior Fiscal Quarter is greater than 120% of the applicable Conversion Price as in effect on the last trading day of the Prior Fiscal Quarter.

      The "LAST REPORTED SALE PRICE" of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on such date as reported by The NASDAQ National Market or, if the Common Stock is not reported by The NASDAQ National Market, as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock is traded. If the Common Stock is not reported by The NASDAQ National Market and not listed for trading on a U.S. national or regional securities exchange on the relevant date, the "last reported sale price" will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau Incorporated or similar organization. If the Common Stock is not so quoted, the "last reported sale price" will be the average of the mid-point of the last bid and asked prices for the Common Stock on the relevant date quoted by each of at least three independent nationally recognized investment banking firms selected by the Company for this purpose.

      A "TRADING DAY" is a day during which trading in securities generally occurs on The NASDAQ National Market or, if the Common Stock is not then listed on The NASDAQ National Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a national or regional securities exchange, on the principal other market on which the Common Stock is then traded.

      The "TRADING PRICE CONDITION" shall be satisfied if, at any time after the date the Debentures are originally issued, the Trading Price per $1,000 principal amount of Debentures for any five (5) consecutive trading day period (the "MEASUREMENT PERIOD"), as determined following a request by a Holder in accordance with the next succeeding paragraph, for each day of that measurement period was less than 95% of the product of the last reported sale price of Common Stock and the conversion rate for such date (i.e. the number of shares of Common Stock $1,000 principal amount of Debentures are then convertible into) (the "PARITY VALUE"); provided that if, on the date of any conversion pursuant to the Trading Price Condition, the last reported sale price of Common Stock is between 100% and 120% of the then current conversion price of the Debentures, Holders shall receive, in lieu of Common Stock based on the conversion rate, Common Stock with a value equal to the principal amount of such Holder's Debentures plus accrued and unpaid interest and accrued and unpaid Additional Amounts and Contingent Interest, if any, as of the conversion date (a "PRINCIPAL VALUE CONVERSION"). The Common Stock delivered upon a principal value conversion will be valued at the greater of the conversion price on the conversion date and the last reported sale price on the third trading day after the conversion date.

      In connection with any conversion upon satisfaction of the Trading Price Condition, the Trustee (or other Conversion Agent appointed by the Company) shall have no obligation to determine the Trading Price of the Debentures unless the Company has requested such determination; and the Company shall have no obligation to make such request unless a Holder provides the Company with reasonable evidence that the Trading Price for $1,000 principal amount of Debentures would be less than the Parity Value. At such time, the Company shall instruct the Trustee or Conversion Agent, as the case may be, to determine the Trading Price of the Debentures beginning on the next trading day and on each successive trading day until, and only until, the Trading Price for $1,000 principal amount of Debentures is greater than or equal to the Parity Value.

      A "DIVIDEND PAYMENT PERIOD" shall commence on each date on which the Company has announced that it will (i) issue a Below Market Issuance, (ii) distribute a Cash Dividend or an

Asset Distribution, which distribution has a per share value as determined in good faith by the Board of Directors exceeding 10% of the last reported sale price of Common Stock on the trading day immediately preceding the declaration date for such distribution or (iii) has commenced a Tender Offer, and end on the earlier of (a) the close of business on the business day immediately prior to the ex-dividend date with respect to such distribution or dividend (or in the case of a Tender Offer, at the close of business on the business day immediately prior to the expiration of the Tender Offer) and (b) the close of business on the first business day after the day on which the Company makes a public announcement that such distribution or dividend will not be issued or that such Tender Offer has been terminated.

      A Holder may convert a portion of a Debenture equal to $1,000 or any integral multiple thereof. Provisions of this Indenture that apply to conversion of all of a Debenture also apply to conversion of a portion of a Debenture.

      If a Debenture is called for redemption pursuant to Article 3, the right to convert such Debenture shall terminate at the close of business on the second business day before the Redemption Date for such Debenture (unless the Company shall default in making the redemption payment then due, in which case the conversion right shall terminate on the date such Default is cured and such Debenture is redeemed.

11.02 Conversion Procedure.

      To convert a Debenture, a Holder must satisfy the requirements in paragraph 8 of the Debentures and (i) complete and manually sign the irrevocable conversion notice on the back of the Debenture and deliver such notice to the Conversion Agent, (ii) surrender the Debenture to the Conversion Agent, (iii) furnish appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent, (iv) pay any transfer or other tax, if required by Section 11.04 and (v) if the Debenture is held in book-entry form, complete and deliver to the Depositary appropriate instructions pursuant to the Depositary's book-entry conversion programs. The date on which the Holder satisfies all of the foregoing requirements is the "CONVERSION DATE". As soon as practicable after the Conversion Date and in any event within five business days, the Company shall deliver to the Holder through the Conversion Agent either (i) a certificate for or (ii) a book-entry notation of the number of whole shares of Common Stock issuable upon the conversion pursuant to Section
11.05 and cash in lieu of any fractional shares.

      The Person in whose name the Debenture is registered shall be deemed to be a stockholder of record on the Conversion Date; provided, however, that no surrender of a Debenture on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open (subject to the provisions of the next paragraph of this Section 11.02); provided, further, that such conversion shall be at the Conversion Price in effect on the date that such Debenture shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Debenture, such Person shall no longer be a Holder of such Debenture.

      In respect of any Debenture presented for conversion, the Company may, at its option, in lieu of delivering shares of Common Stock, elect to pay the Holder surrendering such Debenture an amount of cash equal to the average of the last reported sale price for the Common Stock for the five consecutive trading days immediately following (a) the date of delivery of the Company's notice of its election to deliver cash (as described in the next succeeding sentence) if the Company has not given Notice of Redemption, or (b) the Conversion Date, in the case of a conversion following a Notice of Redemption with respect to such Debenture, specifying that the Company intends to deliver cash upon conversion, in either case multiplied by the number of shares of Common Stock issuable upon conversion of such Debenture on that date. The Company shall inform Holders of its election to deliver shares of Common Stock or to pay cash in lieu of the delivery of such shares by delivering an irrevocable written notice to the Trustee and the Paying Agent prior to the close of business on the second business day after the Conversion Date, unless it has already informed Holders of its election by delivering an irrevocable notice in connection with its optional redemption of the Debentures as set forth in Section 3.01 hereof. If the Company delivers only shares of Common Stock upon conversion, such shares shall be delivered through the Trustee no later than the fifth business day following the Conversion Date. If the Company elects to satisfy all or a portion of its obligation to deliver shares upon conversion in cash, the payment, including any delivery of Common Stock, will be made to Holders surrendering Debentures no later than the tenth business day following the applicable Conversion Date; provided that if an Event of Default has occurred and is continuing, the Company shall not pay cash upon conversion of any Debentures (other than cash in lieu of fractional shares as set forth below).

      Accrued interest (including Contingent Interest, accrued Tax Original Issue Discount and Additional Amounts, if any) on a Debenture shall not be cancelled, extinguished or forfeited but rather shall, except as otherwise set forth herein, be deemed paid by an applicable portion of the Common Stock issued upon conversion of such Debenture. Except as set forth in the preceding sentence, no payment or adjustment will be made for accrued interest (including Contingent Interest or Additional Amounts, if any), on a converted Debenture or for dividends or distributions on shares of Common Stock issued upon conversion of a Debenture (provided that the shares of Common Stock received upon conversion of Debentures shall continue to accrue Additional Amounts, as applicable, in accordance with the Registration Rights Agreement and shall be entitled to receive, at the next Interest Payment Date, any accrued but unpaid Additional Amounts with respect to the converted Debentures), but if any Holder surrenders a Debenture for conversion between the record date for the payment of an installment of interest and the next Interest Payment Date, then, notwithstanding such conversion, the interest (including Contingent Interest or Additional Amounts, if any), payable on such Interest Payment Date shall be paid to the

Holder of such Debenture on such Interest Payment Date. In such event, such Debenture, when surrendered for conversion, must be accompanied by delivery of a check payable to the Conversion Agent in an amount equal to the interest (including Contingent Interest or Additional Amounts, if any), payable on such Interest Payment Date on the portion so converted. If such payment does not accompany such Debenture, the Debenture shall not be converted; provided, however, that no such check shall be required if such Debenture has been called for redemption on a redemption date within the period between and including such record date and such Interest Payment Date, or if such Debenture is surrendered for conversion on the Interest Payment Date. If the Company defaults in the payment of interest (including Contingent Interest or Additional Amounts, if any), payable on the Interest Payment Date, the Conversion Agent shall repay such funds to the Holder.

      No fractional shares of Common Stock shall be issued upon conversion of Debentures. If more than one Debenture shall be surrendered for conversion at one time by the same holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Debentures (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of Common Stock would be issuable upon the conversion of any Debenture or Debentures, the Company shall make a payment in lieu thereof in cash based on the current Market Price of a share of Common Stock on the Conversion Date.

      Upon surrender of a Debenture that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Debenture equal in principal amount to the unconverted portion of the Debenture surrendered.

11.03 Adjustments Below Par Value.

      Before taking any action which would cause an adjustment decreasing the Conversion Price so that the shares of Common Stock issuable upon conversion of the Debentures would be issued for less than the par value of such Common Stock, the Company will take all corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Conversion Price.

11.04 Taxes on Conversion.

      If a Holder converts a Debenture, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

11.05 Company to Provide Stock.

      The Company shall, prior to issuance of any Debentures hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of all outstanding Debentures into shares of Common Stock. The shares of Common Stock or other securities issued upon conversion of Debentures bearing a legend as provided in Section 2.06(f) shall bear a legend substantially in the following form:

            "THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

            THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,
      (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM THE HOLDER OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE."

      The Company covenants that all shares of Common Stock delivered upon conversion of the Debentures shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free of any lien or adverse claim.

      The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Debentures, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the Common Stock is then listed or quoted.

11.06 Adjustment of Conversion Price.

      The Conversion Price shall be adjusted from time to time, without duplication, as follows:

            (a) In case the Company shall pay or make a dividend or other distribution on Common Stock in shares of Common Stock to all or substantially all holders of shares of Common Stock, then the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subparagraph (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company (except to the extent such dividend or distribution is being made with respect to such shares) but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

            (b) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, then the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller amount of shares of Common Stock, then the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

            (c) In case the Company shall issue to all or substantially all holders of its Common Stock, rights, warrants or options entitling such holders (for a period commencing no earlier than the record date described below and expiring not more than 60 days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share less than the Market Price at the record date for the determination of stockholders entitled to receive such rights, warrants or options (a "BELOW MARKET ISSUANCE"), the Conversion Price in effect immediately prior thereto shall be adjusted so that the Conversion Price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date, plus the number of shares that the aggregate subscription or purchase price for the total number of shares of Common Stock offered by the rights, warrants or options so issued (or the aggregate conversion price of the convertible securities offered by such rights, warrants or options) would purchase at such Market Price, and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered by such rights, warrants or options (or into which the convertible securities so offered by such rights, warrants or options are convertible). Such adjustment shall be made successively whenever any such rights, warrants or options are issued, and shall become effective immediately after such record date. If at the end of the period during which such rights, warrants or options are exercisable not all rights, warrants or options shall have been exercised, the adjusted Conversion Price shall be immediately readjusted to what it would have been upon application of the foregoing adjustment substituting the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued) for the total number of shares of Common Stock offered (or the convertible securities offered).

            (d) In case the Company shall distribute to all or substantially all holders of Common Stock (i) the Company's equity securities (other than Common Stock), (ii) evidences of the Company's indebtedness and/or (iii) other assets (including securities, but excluding (1) any rights, warrants or options referred to in clause (c) above, (2) any rights or warrants to acquire any capital stock of any entity other than the Company, (3) any dividends or distributions in connection with the Company's liquidation, dissolution or winding-up, (4) any dividends payable solely in cash that may from time to time be declared by the Company's Board of Directors and
      (5) any dividends or distributions referred to in clause (a) above) (each of (i), (ii) and (iii), an "ASSET DISTRIBUTION"), in which case, the Conversion Price shall be adjusted so that the adjusted Conversion Price shall equal the number determined by multiplying the Conversion Price in effect on the record date with respect to the Asset Distribution by the fraction of "A/B," where "A" is equal to the last reported sale price (as defined above) of Common Stock on such record date minus the fair market value on such record date (as determined in good faith by the Company's Board of Directors, whose determination shall be conclusive evidence of such fair market value) of the portion of the Asset Distribution applicable to one share of Common Stock, and "B" is equal to such last reported sale price.

            (e) In case the Company shall distribute or dividend to all or substantially all holders of Common Stock, cash (a "CASH Dividend") that when combined with all other

      Cash Dividends paid within the calendar year during which such Cash Dividend is paid exceeds $4.00 per share of Common Stock (appropriately adjusted from time to time for any stock dividends on or subdivisions or combinations of or other similar events with respect to Common Stock) (the amount of such excess, the "EXCESS DIVIDEND"), in which case, the Conversion Price shall be reduced so that the adjusted Conversion Price shall equal the number determined by multiplying the Conversion Price in effect on the record date with respect to the Cash Dividend by the fraction of "B/A," where "A" is equal to the last reported sale price of Common Stock on such record date, and "B" is equal to such last reported sale price minus the amount of Excess Dividend applicable to one share of then outstanding Common Stock.

            (f) In case a tender or exchange offer (a "TENDER OFFER") made by the Company or any subsidiary of the Company for all or any portion of the Common Stock shall expire and such Tender Offer (as amended as of the expiration thereof) shall require the payment to common stockholders of consideration per share of Common Stock having a cash and fair market value and any other consideration included in such payment per share of Common Stock (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the "EXPIRATION TIME") tenders or exchanges may be made pursuant to such Tender Offer (as it may be amended) exceeds the first reported sale price per share of Common Stock on the trading day next succeeding the Expiration Time, the Conversion Price shall be decreased so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Expiration Time by a fraction,

                    (i) the numerator of which shall be the number of shares of
            Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Closing Price of a share of Common Stock on the trading day next succeeding the Expiration Time, and

                    (ii)the denominator of which shall be the sum of (x) the
            fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "PURCHASED SHARES") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the last reported sale price of a share of Common Stock on the trading day next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such Tender Offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such Tender Offer had not been made.

      If an adjustment is required to be made as set forth in Section 11.06(f) above, such adjustment shall be calculated based upon the amount by which the aggregate consideration paid for Common Stock acquired in the Tender Offer exceeds the value of such shares based on the first reported sale price of Common Stock on the trading day next succeeding the Expiration Time.

11.07 No Adjustment.

      No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided, however, that any adjustment which by reason of this Section 11.07 is not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Article 11 by the Company shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

      With respect to Sections 11.06(d) and (e) hereof, no adjustment to the Conversion Price shall be made if the Company provides that Holders of Debentures will participate in the Asset Distribution or the Cash Dividend, as applicable, on an as-converted basis without conversion. Furthermore, if the numerator of the fraction described in Sections 11.06(d) and (e) hereof is less than $1.00 (including a negative amount) then in lieu of any adjustment of the Conversion Price, the Company shall make adequate provision so that each Holder of Debentures shall have the right to receive upon conversion, in addition to the shares of Common Stock issuable upon such conversion, the distribution or dividend such Holder would have received had such Holder converted such Debentures immediately prior to the record date for such distribution or dividend. In the case where this Indenture provides that a Conversion Price adjustment is effective upon the record date for a distribution or dividend, if the distribution or dividend is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such distribution or dividend had not been declared.

11.08 Equivalent Adjustments.

      If, as a result of an adjustment made pursuant to Section 11.06 above, the holder of any Debenture thereafter surrendered for conversion shall become entitled to receive any shares of capital stock of the Company other than shares of its Common Stock, thereafter the Conversion Price of such other shares so receivable upon conversion of any Debentures shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Article 11.

11.09 Notice of Adjustment.

      Whenever the Conversion Price is adjusted, or Holders become entitled to other securities or due bills, the Company shall promptly mail to Holders a notice of the adjustment and file with the Trustee an Officers' Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment and the Trustee may conclusively assume that, unless and until such certificate is received by it, no such adjustment is required.

11.10 Notice of Certain Transactions.

      The Company shall give notice to the Holders of record of the Debentures of the pending occurrence of each Below Market Issuance, Cash Dividend and Asset Distribution not less than twenty business days prior to the ex-dividend date for such distribution and notice to the Holders of record of the Debentures of the occurrence of each Change of Control within twenty business days after the Company obtains knowledge of such occurrence of a Change of Control.

      The Company shall cause any such notice to be filed with the Trustee and the Conversion Agent and to be mailed to each Holder of Debentures at its address appearing on the list provided for in Section 2.05, as promptly as possible but in any event at least ten days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such transaction, or, if a record is not to be taken, the date as of which the holders of Common Stock are to be determined, or (y) the date on which such transaction is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such transaction. Notwithstanding anything in this paragraph to the contrary, the Company shall not be obligated under this Indenture to provide notice to Holders of a Change of Control, other than as set forth in the preceding paragraph.

11.11 Effect of Reclassification, Consolidation, Merger, Share Exchange or Sale on Conversion Privilege.

      If any of the following shall occur, namely (i) any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); (ii) any consolidation, combination, merger or share exchange to which the Company is a party other than a merger in which the Company is the continuing corporation and that does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (iii) any sale or conveyance of all or substantially all of the assets of the Company, then the Company, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, combination, merger, share exchange, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Debenture then outstanding shall have the right to convert such Debenture into the kind and amount of shares of capital stock and other securities and property (including cash) ("ACQUIROR SECURITIES") receivable upon such reclassification, change, consolidation, combination, merger, share exchange, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Debenture immediately prior to the record date of such reclassification, change, consolidation, combination, merger, share exchange, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Price that shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Article 11. If, in the case of any such consolidation, combination, merger, share exchange, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of capital stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, combination, merger, share exchange, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Debentures as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing. The provision of this Section 11.11 shall similarly apply to successive consolidations, combination mergers, share exchanges, sales or conveyances. Notwithstanding the foregoing, a distribution by the Company to all or substantially all holders of its Common Stock for which an adjustment to the Conversion Price or provision for conversion of the Debentures may be made pursuant to Section 11.06 shall not be deemed to be a sale or conveyance of all or substantially all of the assets of the Company for purposes of this Section 11.11.

      In the event the Company shall execute a supplemental indenture pursuant to this Section 11.11, the Company shall promptly file with the Trustee an Opinion of Counsel stating that such supplemental indenture is authorized or permitted by this Indenture and an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of the Debentures upon the conversion of their Debentures after any such reclassification, change, consolidation, combination, merger, share exchange, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with.

11.12 Trustee's Disclaimer.

      The Trustee has no duty to determine when an adjustment under this Article 11 should be made, how it should be made or what such adjustment should be made, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to
Section 11.09. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Debentures, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this Article 11. Each Conversion Agent (other than the Company or an Affiliate of the Company) shall have the same protection under this
Section 11.12 as the Trustee.

      The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 11.11, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officers' Certificate with respect thereto, which the Company is obligated to file with the Trustee pursuant to Section 11.11.

11.13 Voluntary Reduction.

      The Company may, from time to time, to the extent permitted by law and The NASDAQ Stock Market Marketplace Rules, reduce the Conversion Price by any amount for any period of at least 20 business days, in which case the Company shall give at least fifteen (15) days' notice of such reduction. In particular, the Company may, at its option, make such reduction in the Conversion Price, in addition to those set forth in Section 11.06, as it deems advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for tax purposes or for any other reasons.

11.14 Simultaneous Adjustments.

      In the event that this Article 11 requires adjustments to the Conversion Price under more than one of the subsections of Section 11.06, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, or if more than one event requiring adjustment pursuant to Section
11.06 shall occur before completing the determination for the Conversion Price for the first event requiring such adjustment, then in each case, such adjustments shall be made in such order as determined by the Board of Directors (whose determination shall, if made in good faith, be conclusive) as shall preserve for Holders the Conversion Price protection provided in Section 11.06.



                                   ARTICLE 12

                                  MISCELLANEOUS


12.01 Trust Indenture Act Controls.

      If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

12.02 Notices.

      Any notice or communication by the Company or the Trustee to the others or by others to the Trustee is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' or the Trustee's address, as applicable:

      If to the Company:

      Grey Global Group Inc.
      777 Third Avenue
      New York, New York  10017
      Telecopier No.:  (212) 546-1495
      Attention:  Corporate Secretary

      With a copy to:

      Skadden, Arps, Slate, Meagher & Flom LLP
      Four Times Square
      New York, New York  10036
      Telecopier No.:  (212) 735-2000
      Attention:  Greg Fernicola, Esq.

      If to the Trustee:

      American Stock Transfer & Trust Company
      59 Maiden Lane
      New York, New York  10038
      Attn:  Corporate Trust Department
      Telecopier No.  (718) 331-1852

      The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

      All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

      Any notice or communication to a Holder shall be mailed by first class mail or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar; provided that, initially, the Depositary will be the only Holder for purposes of any no-tice or communication to a Holder. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

      If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

12.03 Communication by Holders of Debentures with Other Holders of
      Debentures.

      Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Debentures. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

12.04 Certificate and Opinion as to Conditions Precedent.

      Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

            (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

            (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

12.05 Statements Required in Certificate or Opinion.

      Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA
Section 314(e) and shall include:

            (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

            (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

12.06 Rules by Trustee and Agents.

      The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

12.07 No Personal Liability of Stockholders, Employees, Officers,
      Directors.

      None of the Company's, or of any successor entity's direct or indirect stockholders, employees, officers or directors, as such, past, present or future, shall have any personal liability in respect of the Company's obligations under this Indenture or the Debentures solely by reason of his or its status as such stockholder, employee, officer or director. Each Holder by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Debentures.

12.08 Governing Law; Submission to Jurisdiction.

      THIS INDENTURE AND THE DEBENTURES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

      The parties to this Indenture each hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Debentures or this Indenture, and all such parties hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court and hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE DEBENTURES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

12.09 No Adverse Interpretation of Other Agreements.

      This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

12.10 Successors.

      All agreements of the Company in this Indenture and the Debentures shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

12.11 Severability.

      In case any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

12.12 Counterpart Originals.

      The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

12.13 Table of Contents, Headings, etc.

      The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


                       [Signatures on following page]

      IN WITNESS WHEREOF, the Company and the Trustee have caused this Indenture to be executed.



                                    GREY GLOBAL GROUP INC.


                                    By:
                                         -------------------------------------
                                         Name:
                                         Title:



                                    AMERICAN STOCK TRANSFER & TRUST COMPANY


                                    By:
                                         -------------------------------------
                                         Name:
                                         Title:

                                                                       EXHIBIT A

[Insert the Global Debenture Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert OID Legend, if applicable pursuant to the provisions of the Indenture]

                            [FACE OF DEBENTURE]

CUSIP No.
ISIN No.

        5.0% Contingent Convertible Subordinated Debenture due 2033

No. _____                                                         $_____________

                           GREY GLOBAL GROUP INC.

promises to pay to _____________________________________________________________

or registered assigns,

the principal sum of ___________________________________________________________

Dollars on October 15, 2033.

Interest Payment Dates:  April 15 and October 15, commencing April 15, 2004

Record Dates:  April 1 and October 1

      Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.

      In witness hereof, Grey Global Group Inc. has caused this Debenture to be signed by a duly authorized officer.


                                    Grey Global Group Inc.,


                                    By:_________________________________________
                                         Name:
                                         Title:

This is one of the Debentures referred to in the within-mentioned Indenture:

Dated:

American Stock Transfer & Trust Company, as Trustee


By:  __________________________________
        Authorized Signatory

                            [BACK OF DEBENTURE]


        5.0% CONTINGENT CONVERTIBLE SUBORDINATED DEBENTURE DUE 2033


      Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

      1. Interest. Grey Global Group Inc., a Delaware corporation (the "COMPANY"), promises to pay interest on the principal amount of this Debenture at 5.0% per annum from October 28, 2003 until maturity and shall pay the Additional Amounts, if any, payable pursuant to Section 3 of the Registration Rights Agreement referred to below. The Company will pay interest and, if applicable, Contingent Interest and Additional Amounts, if any, semi-annually in arrears on April 15 and October 15 of each year, or if any such day is not a business day, on the next succeeding business day (each an "INTEREST PAYMENT DATE"). Interest on the Debentures will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that the first Interest Payment Date shall be April 15, 2004. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

      Subject to the accrual, record date and payment provisions above, contingent interest ("CONTINGENT INTEREST") will accrue during any six-month interest period (a "CONTINGENT INTEREST PERIOD") beginning with the six-month interest period commencing on October 15, 2013, if the average Trading Price of the Debentures for the five trading days (as defined in the Indenture) ending on the third trading day immediately preceding the first day of the applicable Contingent Interest Period equals $1,200 or more per $1,000 principal amount of Debentures. During any period in which Contingent Interest accrues, it will be payable per $1,000 principal amount of Debentures at a rate per annum equal to 0.50% of such average Trading Price. The Company will pay Contingent Interest, if any, in the same manner as it will pay interest as described above. Upon determination that Contingent Interest on the Debentures will accrue during any relevant six-month period, on or prior to the start of such six-month period, the Company shall issue a press release announcing the payment of such Contingent Interest and shall notify the Trustee in writing.

      So long as the Company is not in default in the payment of interest on the Debentures, the Company shall have the right to extend the interest payment period (such extended period, an "EXTENSION PERIOD"), including the payment of Contingent Interest, from time to time for a period not exceeding 10 consecutive semi-annual interest periods, provided that such Extension Period shall terminate upon the occurrence of a Default or Event of Default, and provided further that no Extension Period shall extend beyond October 15, 2033. No interest shall be due and payable during an Extension Period, except at the end thereof, provided that interest (including Compounded Interest) shall accrue. During any Extension Period, the Company shall not (i) declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of the Company's common stock or preferred stock or make any guarantee payments with respect thereto (provided that the foregoing will not apply (a) to repur-chases, redemptions or other acquisitions of shares of the Company's capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, which contract, plan or arrangement is approved by the Company's Board of Directors, (b) as a result of an exchange or conversion of any class or series of the Company's capital stock for any other class or series of the Company's capital stock, (c) to the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged or (d) to stock dividends or other stock distributions (including rights, warrants or options to purchase capital stock) paid by the Company) or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any of the Company's debt securities that rank in right of payment pari passu with, or junior to, the Debentures. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period; provided that such Extension Period together with all such previous and further extensions thereof may not exceed 10 consecutive semi-annual interest payment periods or extend beyond October 15, 2033. On the first Interest Payment Date occurring on or after the end of each Extension Period, the Company shall pay to the Holders of Debentures of record on the record date for such Interest Payment Date (regardless of who the Holders of record may have been on other dates during the Extension Period) all accrued and unpaid interest (including Contingent Interest, if any) on the Debentures, together with Compounded Interest. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. The Company may also prepay at any time all or any portion of the interest accrued during an Extension Period. Consequently, there could be multiple Extension Periods of varying lengths throughout the term of the Debentures, not to exceed 10 consecutive semi-annual interest payment periods; provided, that no such period may extend beyond October 15, 2033.

      If at any time other than an Interest Payment Date the Company elects to prepay all or a portion of the interest accrued during an Extension Period, the Company will (a) if the debentures are listed on a national securities exchange or quoted on The NASDAQ National Market, make payment of such deferred interest in accordance with the regulations of the principal exchange or market on which the Debentures are listed or quoted, if any, or (b) deliver an irrevocable notice to the Holders of the Debentures notifying such holders of the prepayment date, which date shall be not less than 30 days nor more than 60 days after the delivery of such notice. The notice shall state, among other things, the amount of deferred interest to be paid on such prepayment date and shall establish a special record date for the prepayment of such deferred interest (the "SPECIAL RECORD DATE"). The Special Record Date shall be no less than 10 days nor more than 15 days prior to the prepayment date. The Company will pay such deferred interest to the Holders of Debentures of record on the Special Record Date (regardless of who the Holders of record may have been on other dates during the Extension Period).

      The Company shall give notice to the Trustee of its election of an Extension Period ten business days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) the date the Company is required to give notice to The NASDAQ National Market (if the Debentures are then listed thereon) or other applicable self-regulatory organization or to Holders of the Debentures of the record or payment date of such related interest payment.

      2. METHOD OF PAYMENT. The Company will pay interest on the Debentures (including Contingent Interest, if any) (except defaulted interest) and Additional Amounts, if any, to the Persons who are registered Holders of Debentures at the close of business on the April 1 or October 1 next preceding the Interest Payment Date, even if such Debentures are canceled after such record date and on or before such Interest Payment Date, except as provided in
Section 2.12 of the Indenture with respect to defaulted interest. The Debentures will be payable as to principal and Additional Amounts, if any, and interest (including Contingent Interest, if any) at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of interest (including Contingent Interest, if any) and Additional Amounts, if any, may be made (i) by check mailed to the Holders at their addresses set forth in the register of Holders, or (ii) to a Holder of record with an aggregate principal amount of Debentures in excess of $2.0 million, if such Holder so elects in writing, by wire transfer in immediately available funds to an account in the United States; provided such Holder shall have provided wire transfer instructions to the Company or the Paying Agent at least fifteen (15) business days prior to the applicable payment date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

      3. AGENT AND REGISTRAR. Initially, American Stock Transfer & Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its subsidiaries may act in any such capacity.

      4. INDENTURE. The Company issued the Debentures under an Indenture dated as of October 28, 2003 ("INDENTURE"), between the Company and the Trustee. The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Debentures are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Debenture conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

      5. OPTIONAL REDEMPTION. No sinking fund is provided for in the Debentures. Beginning on October 15, 2013 and during the periods thereafter to maturity, the Company may redeem the Debentures, in whole or in part, from time to time, at a price equal to 100% of the principal amount of the Debentures plus accrued but unpaid interest (including Compounded Interest, Contingent Interest and Additional Amounts, if any) up to but not including the Redemption Date.

      The Company will pay interest to a Person other than the Holder of record on the record date if it redeems such Holder's Debentures on a date that is after the record date and prior to the corresponding Interest Payment Date. In this instance, the Company will pay interest accrued and unpaid on the Debentures being redeemed, to but not including the Redemption Date to the same Person to whom the Company will pay the principal of such Debentures.

      6. PURCHASE AT THE OPTION OF THE HOLDER UPON A CHANGE OF CONTROL. At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase the Debentures held by such Holder after the occurrence of a Change of Control of the Company for a Change of Control Repurchase Price equal to 100% of the principal amount thereof plus accrued but unpaid interest (including Contingent Interest and Additional Amounts, if any), thereon, up to but not including the Change of Control Repurchase Date (provided that, if the Change of Control Repurchase Date is on or after an interest record date but on or prior to the related Interest Payment Date, accrued but unpaid interest will be payable to the Holders in whose names the Debentures are registered at the close of business on the relevant record date). Holders have the right to withdraw any Holder Change of Control Acceptance Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

      Notwithstanding anything set forth above, the Company may elect (which election shall be irrevocable) to pay the Change of Control Repurchase Price in Common Stock, Acquiror Securities that are publicly traded securities, or a combination of cash, shares of Common Stock and such publicly traded Acquiror Securities. In such event, the number of shares of Common Stock or Acquiror Securities that are publicly traded a Holder will receive will equal the portion of the Change of Control Repurchase Price payable in such shares divided by 95% of the average of the last reported sale price of the Common Stock or Acquiror Securities for the five trading days immediately preceding and including the third trading day prior to the Change of Control Repurchase Date. All shares of Common Stock issued pursuant to the previous sentence must be issued out of the Company's authorized but unissued Common Stock or treasury stock and will, upon issue, be duly and validly issued and fully paid and non-assessable.

      If cash or shares of Common Stock or Acquiror Securities sufficient to pay the Change of Control Repurchase Price on all Debentures or portions thereof to be purchased as of the Change of Control Repurchase Date are held by the Paying Agent on the business day prior to the Change of Control Repurchase Date, interest (including Contingent Interest and Additional Amounts, if any), shall cease to accrue on such Debentures (or portions thereof) as of such Change of Control Repurchase Date, (whether or not book-entry transfer of the Debentures has been made or the Debentures have been delivered to the Paying Agent) and the Holder thereof shall have no other rights as such other than the right to receive Change of Control Repurchase Price upon surrender of such Debenture.

      7. NOTICE OF REDEMPTION. Notice of redemption of Debentures at the option of the Company will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Debentures to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Debentures (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, immediately after such Redemption Date, interest (including Contingent Interest and Additional

Amounts, if any) shall cease to accrue on such Debentures or portions thereof. Debentures in denominations larger than $1,000 of principal amount may be redeemed in part but only in integral multiples of $1,000 of principal amount.

      8. Conversion. Subject to the provisions of Article 11 of the Indenture, a Holder of a Debenture may convert such Debenture into shares of Common Stock of the Company if any of the conditions specified in paragraphs (a) through (e) of
Section 11.01 of the Indenture is satisfied; provided, however, that if such Debenture is called for redemption, the conversion right will terminate at the close of business on the second business day immediately preceding the Redemption Date of such Debenture (unless the Company shall default in making the redemption payment when due, in which case the conversion right shall terminate at the close of business on the date such Default is cured and such Debenture is redeemed). The initial conversion price is $961.20 per share, subject to adjustment under certain circumstances as described in the Indenture (the "CONVERSION PRICE"). The number of shares issuable upon conversion of a Debenture is determined by dividing the principal amount of Debentures converted by the Conversion Price in effect on the conversion date. In the event of a conversion of a Debenture, the Company has the option, in lieu of delivering shares of Common Stock, to pay the Holder surrendering such Debenture an amount of cash determined in accordance with Section 11.02 of the Indenture. Upon conversion, no adjustment for interest (including Contingent Interest and Additional Amounts, if any), or dividends will be made. No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the current Market Price (as defined in the Indenture) of the Common Stock on the last trading day prior to the date of conversion.

      To convert a Debenture, a Holder must (a) complete and sign the irrevocable conversion notice set forth below (copies of which may also be obtained from the Conversion Agent) and deliver such notice to the Conversion Agent, (b) surrender the Debentures by delivering them to the Conversion Agent, at the office or agency maintained for such purpose in the Borough of Manhattan, The City of New York, (c) furnish appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent, (d) pay any transfer or similar tax, if required and (e) if the Debenture is held in book-entry form, complete and deliver to the Depositary appropriate instructions pursuant to the Depositary's book-entry conversion programs. Upon satisfaction of such requirements, the Conversion Agent shall, on behalf of such Holder, immediately convert such Debentures into Common Stock (unless the Company has elected to pay cash in lieu of delivering shares of Common Stock). If a Holder surrenders a Debenture for conversion between the record date for the payment of an installment of interest and the related Interest Payment Date, the Debenture must be accompanied by payment of an amount equal to the interest (including Contingent Interest and Additional Amounts, if any), payable on such Interest Payment Date on the principal amount of the Debenture or portion thereof then converted; provided, however, that no such payment shall be required if such Debenture has been called for redemption on a Redemption Date within the period between and including such record date and such Interest Payment Date, or if such Debenture is surrendered for conversion on the Interest Payment Date. A Holder may convert a portion of a Debenture equal to $1,000 or any integral multiple thereof.

      A Debenture in respect of which a Holder has delivered a Holder Change of Control Acceptance Notice exercising the option of such Holder to require the Company to repurchase such Debenture as provided in Section 3.11 of the Indenture may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

      9. Denominations, Transfer, Exchange. The Debentures are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Debentures may be registered and Debentures may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Debenture or portion of a Debenture selected for redemption, except for the unredeemed portion of any Debenture being redeemed in part. Also, the Company need not exchange or register the transfer of any Debentures for a period of 15 days before a selection of Debentures to be redeemed or during the period between a record date and the succeeding Interest Payment Date.

      10. Persons Deemed Owners. The registered Holder of a Debenture may be treated as its owner for all purposes.

      11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Debentures may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Debentures voting as a single class, and any existing default or compliance with any provision of the Indenture or the Debentures may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Debentures voting as a single class, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration has been deposited with the Trustee). Without the consent of any Holder of a Debenture, the Indenture or the Debentures may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Debentures in addition to or in place of certificated Debentures, to provide for the assumption of the Company's obligations to Holders of the Debentures in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Debentures or that does not adversely affect the rights under the Indenture of any such Holder and to comply with the requirements of the Trust Indenture Act.

      12. Defaults and Remedies. The following are "EVENTS OF DEFAULT" in respect of the Debentures: (i) failure for 30 days to pay interest on the Debentures when due, whether or not such payment is prohibited by the subordination provisions of the Indenture; provided that a valid extension of the interest payment period by the Company during an Extension Period pursuant to the Indenture shall not constitute a default in the payment of interest for this purpose; (ii) failure to pay principal on the debentures when due whether at maturity, upon redemption, by declaration or otherwise, whether or not such payment is prohibited by the subordination provisions of the Indenture; (iii) failure to observe or perform any covenant contained in Article 4 of the Indenture for 90 days after written notice to the Company of such failure from the Trustee or the Holders of at least 25% in principal amount of the outstanding Debentures; (iv) the Company's failure to comply with the provisions of Section 3.11 (Purchase of Debentures at Option of the Holder upon a Change of Control) or Section 5.01 (Mergers and Sales of Assets by the Company); (v) a default in the Company's indebtedness with an aggregate amount outstanding in excess of $25.0 million (a) resulting from the failure to pay principal at maturity or (b) as a result of which the maturity of such indebtedness has been accelerated prior to its Stated Maturity; (vi) the Company's failure to pay final judgments aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of not less than 60 days; or (vii) certain events in bankruptcy, insolvency or reorganization of the Company. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Debentures may declare all the Debentures to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Debentures will become due and payable without further action or notice. Holders may not enforce the Indenture or the Debentures except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Debentures may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Debentures notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Debentures then outstanding by notice to the Trustee may on behalf of the Holders of all of the Debentures waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on and Additional Amounts, if any, or the principal of, the Debentures (unless such Default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration has been deposited with the Trustee). The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

      13. Tax Treatment of Debentures. The Company and the Holders and any beneficial holder of a Debenture, by purchasing the Debentures, agree that (i) the Debentures are contingent payment debt instruments as defined in Treasury Regulations Section 1.1275-4(b), (ii) each Holder and any beneficial holder of a Debenture shall be bound by the Company's application of the Treasury Regulations to the Debentures, including the Company's determination that the rate at which interest will be deemed to accrue on the Debentures for United States federal income tax purposes will be 9.40% compounded semi-annually, which is the rate comparable to the rate at which the Company would borrow on a noncontingent, nonconvertible basis with terms and conditions otherwise comparable to the Debentures, (iii) each Holder and any beneficial holder of a Debenture shall use the projected payment schedule with respect to the Debentures determined by the Company, as required by Treasury Regulations
Section 1.1275-4(b)(4)(iv), to determine its interest accruals and adjustments as provided in Treasury Regulations Section 1.1275-4(b), and (iv) the Company and each Holder and any beneficial holder of a Debenture will not take any position on a tax return inconsistent with (i), (ii), or (iii), unless re-quired by applicable law. A Holder of Debentures may obtain the issue price, amount of original issue discount, issue date, yield to maturity, comparable yield and projected payment schedule for the Debentures by submitting a written request for such information to the Company at the following address: Grey Global Group Inc., 777 Third Avenue, New York, New York 10017; Attention:
Corporate Secretary.

      14. Subordination. The indebtedness evidenced by this Debenture is, to the extent and in the manner provided in the Indenture (including, without limitation, Article 10 thereof), subordinated and subject in right of payment to the prior payment in full in cash or cash equivalents of all amounts then due on all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed) of the Company, and this Debenture is issued subject to such provisions of the Indenture with respect thereto. Subject to certain exceptions, the Company may not make any payments of principal, premium, if any, or interest on this Debenture if an event of default has occurred and is continuing in any payment with respect to Senior Debt. During the continuance of any other event of default with respect to Designated Senior Debt, pursuant to which maturity thereof may be accelerated, the holders of such Designated Senior Debt may, under certain circumstances, prohibit the Company from making payments on the Debentures, until such event of default is cured or waived. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee such Holder's attorney-in-fact for any and all such purposes.

      15. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

      16. No Recourse Against Others. None of the Company's, or of any successor entity's direct or indirect stockholders, employees, officers or directors, as such, past, present or future, shall have any personal liability in respect of the Company's obligations under the Indenture or this Debenture solely by reason of his or its status as such stockholder, employee, officer or director. Each Holder by accepting this Debenture waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Debentures.

      17. Authentication. This Debenture shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

      18. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

      [19. Additional Rights of Holders of Restricted Global Debentures and Restricted Definitive Debentures. In addition to the rights provided to Holders of Debentures under the Indenture, Holders of Restricted Global Debentures and Restricted Definitive Debentures shall have all the rights set forth in the Registration Rights Agreement dated as of October 28, 2003, between the Company and the parties named on the signature pages thereof (the "REGISTRATION RIGHTS AGREEMENT").]

      20. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Debentures and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Debentures or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

      The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

Grey Global Group Inc.
777 Third Avenue
New York, New York  10017
Attention:  Corporate Secretary

                              ASSIGNMENT FORM


      To assign this Debenture, fill in the form below and have your signature guaranteed:

(I) or (we) assign and transfer this Debenture to:______________________________
                                                  (Insert assignee's legal name)

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
to transfer this Debenture on the books of the Company. The agent may substitute another to act for him.

Date:  ______________________

                                    Your Name :_________________________________
                                    (Print your name exactly as your name
                                    appears on the face of this Debenture)

                                    Your Signature:_____________________________
                                    (Sign exactly as your name appears on the face of this Debenture)


Signature Guarantee*:  ________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                             CONVERSION NOTICE


TO:         GREY GLOBAL GROUP INC.
            777 Third Avenue
            New York, New York  10017
            Attn:  Corporate Secretary
            Telecopier No. (212) 546-1495


COPY TO:    AMERICAN STOCK TRANSFER & TRUST COMPANY
            59 Maiden Lane
            New York, New York  10038
            Attn:  Corporate Trust Department
            Telecopier No. (718) 331-1852

      The undersigned registered owner of this Debenture hereby irrevocably exercises the option to convert this Debenture, or the portion hereof (the principal amount of which is an integral multiple of $1,000) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Debenture, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Debentures representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Debenture not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of interest (including Contingent Interest, if any) and Additional Amounts, if any, accompanies this Debenture.

Dated: ________________      Your Name:_________________________________________
                             (Print your name exactly as it appears on the face of this Debenture) Your Signature:_________________
                             (Sign exactly as your name appears on the face of this Debenture) Signature Guarantee*:______________
                             Social Security or other Taxpayer
                             Identification Number:_____________________________
                             DTC Participant Number:____________________________

      Principal amount to be converted (if less than all): $

-----------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Fill in for registration of shares (if to be issued) and Debentures (if to be delivered) other than to and in the name of the registered holder:

           _____________________________________________________________________
           (Name)
           _____________________________________________________________________
           (Street Address)
           _____________________________________________________________________
           (City, State and Zip Code)

             FORM OF HOLDER CHANGE OF CONTROL ACCEPTANCE NOTICE


TO:         GREY GLOBAL GROUP INC.
            777 Third Avenue
            New York, New York  10017
            Attn:  Corporate Secretary
            Telecopier No. (212) 546-1495


      The undersigned registered owner of this Debenture hereby irrevocably acknowledges receipt of a notice from Grey Global Group Inc. (the "COMPANY") as to the occurrence of a Change of Control with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Debenture, or the portion thereof (the principal amount of which is an integral multiple of $1,000) below designated, in accordance with the terms of this Debenture and Indenture referred to in this Debenture, together with accrued but unpaid interest (including Contingent Interest and Additional Amounts, if any) to, but excluding, such date, to the registered holder hereof.

Dated: __________________    Your Name:_________________________________________
                             (Print your name exactly as it appears on the face of this Debenture) Your Signature:_________________
                             (Sign exactly as your name appears on the face of this Debenture) Signature Guarantee*:______________
                             Social Security or other Taxpayer
                             Identification Number:_____________________________
                             DTC Participant Number:____________________________

                             Certificate Number:________________________________

-----------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).


      Principal amount to be repaid (if less than all): $

        SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL DEBENTURE*


      The following exchanges of a part of this Global Debenture for an interest in another Global Debenture or for a Definitive Debenture, or exchanges of a part of another Global Debenture or Definitive Debenture for an interest in this Global Debenture, have been made:


                                                     Principal
                                        Amount of    Amount of
                                        increase    this Global    Signature
                          Amount of        in        Debenture        of
                         decrease in    Principal    following    authorized
                          Principal     Amount of       such      officer of
                          Amount of       this        decrease    Trustee or
                         this Global     Global         (or        Debenture
         Date             Debenture     Debenture    increase)     Custodian
         ----             ---------     ---------    ---------     ---------







* This schedule should be included only if the Debenture is issued in global form.

                                                                       EXHIBIT B


                         FORM OF CERTIFICATE OF TRANSFER


Grey Global Group Inc.
777 Third Avenue
New York, New York  10017
Attention:  Corporate Secretary
Telecopier No. (212) 546-1495

American Stock Transfer & Trust Company
59 Maiden Lane
New York, New York  10038
Attn: Corporate Trust Department
Telecopier No. (718) 331-1852


      RE: 5.0% CONTINGENT CONVERTIBLE SUBORDINATED DEBENTURES DUE 2033

Dear Sirs:

      Reference is hereby made to the Indenture, dated as of October 28, 2003 (the "INDENTURE"), between Grey Global Group Inc., as issuer (the "COMPANY"), and American Stock Transfer & Trust Company, a trust company organized under the laws of the State of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture. ______________ (the "TRANSFEROR") owns and proposes to transfer the Debenture[s] or interest in such Debenture[s] specified in Annex A hereto, in the principal amount of $___________ in such Debenture[s] or interests (the "TRANSFER"), to __________ (the "TRANSFEREE"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:


[CHECK ALL THAT APPLY]

[ ]   1.    Check if Transferee will take delivery of a beneficial
            interest in the 144A Global Debenture or a Definitive
            Debenture Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the
            "SECURITIES ACT"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive
            Debenture is being transferred to a person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Debenture for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any State of the United
            States.

            Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Debenture will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Debenture and/or the Definitive Debenture and in the Indenture and the Securities Act.

[ ]   2.    Check if Transferee will take delivery of a beneficial
            interest in the Regulation S Global Debenture or a Definitive
            Debenture pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule
            904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial
            Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Debenture will be subject to the restrictions on Transfer enumerated in the Private
            Placement Legend printed on the Regulation S Global Debenture and/or the Definitive Debenture and in the Indenture and the Securities Act.

[ ]   3.    Check and complete if Transferee will take delivery of a
            beneficial interest in a Definitive Debenture pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Debentures and Restricted
            Definitive Debentures and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any State of the United States, and accordingly the Transferor hereby further certifies that (check one):

            [ ]   (a)   Such Transfer is being effected pursuant to and in
                        accordance with Rule 144 under the Securities Act;
                        or

            [ ]   (b)   Such Transfer is being effected to the Company or
                        a subsidiary thereof; or

            [ ]   (c)   Such Transfer is being effected pursuant to an effective
                        registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; or

            [ ]   (d)   Such Transfer is being effected to an
                        Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global
                        Debenture or Restricted Definitive Debentures and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in a form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Debentures at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification and provided to the Company, which has confirmed its acceptability), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the Definitive Debenture will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Debentures and in the Indenture and the Securities Act.

 [ ]  4.    Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Debenture or of an Unrestricted Definitive
            Debenture.

            [ ]   (a)   Check if Transfer is Pursuant to Rule 144.  (i)
                        The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United
                        States and (ii) the restrictions on transfer contained in the Indenture and the Private
                        Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive
                        Debenture will no longer be subject to the restrictions on transfer enumerated in the Private
                        Placement Legend printed on the Restricted Global
                        Debentures, on Restricted Definitive Debentures and in the Indenture and the Securities Act.

            [ ]   (b)   Check if Transfer is Pursuant to Regulation S.
                        (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Debenture will no longer be subject to the restrictions on transfer enumerated in the Private
                        Placement Legend printed on the Restricted Global
                        Debentures, on Restricted Definitive Debentures and in the Indenture and the Securities Act.

            [ ]   (c)   Check if Transfer is Pursuant to Other Exemption.
                        (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United
                        States and (ii) the restrictions on transfer contained in the Indenture and the Private
                        Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive
                        Debenture will not be subject to the restrictions on transfer enumerated in the Private Placement
                        Legend printed on the Restricted Global Debentures or Restricted Definitive Debentures and in the Indenture.

      This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:

                                    [Insert Name of Transferor]




                                    By:_________________________________________

                                          Name:
                                          Title:

                     ANNEX A TO CERTIFICATE OF TRANSFER


1.    The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

      [ ]   (a)   a beneficial interest in the:

                  (i)   144A Global Debenture (CUSIP __________), or

                  (ii) Regulation S Global Debenture (CUSIP __________), or

      [ ]   (b)   a Restricted Definitive Debenture.

2.    After the Transfer the Transferee will hold:

[CHECK ONE]

      [ ]   (a)   a beneficial interest in the:

                  (i)   144A Global Debenture (CUSIP __________), or

                  (ii) Regulation S Global Debenture (CUSIP __________), or

                  (iii) Unrestricted Global Debenture (CUSIP __________);
                        or

      [ ]   (b)   a Restricted Definitive Debenture; or

      [ ]   (c)   an Unrestricted Definitive Debenture,

in accordance with the terms of the Indenture.

                                                                       EXHIBIT C


                         FORM OF CERTIFICATE OF EXCHANGE


Grey Global Group Inc.
777 Third Avenue
New York, New York  10017
Attention:  Corporate Secretary
Telecopier No. (212) 546-1495

American Stock Transfer & Trust Company
59 Maiden Lane
New York, New York  10038
Attn: Corporate Trust Department
Telecopier No. (718) 331-1852


      Re: 5.0% Contingent Convertible Subordinated Debentures due 2033

Dear Sirs:

      Reference is hereby made to the Indenture, dated as of October 28, 2003 (the "INDENTURE"), between Grey Global Group Inc., as issuer (the "COMPANY"), and American Stock Transfer & Trust Company, a trust company organized under the laws of the State of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      ________________________________ (the "OWNER") owns and proposes to exchange the Debenture[s] or interest in such Debenture[s] specified herein, in the principal amount of $____________________________________ in such
Debenture[s] or interests (the "EXCHANGE"). In connection with the Exchange, the Owner hereby certifies that:

      1. Exchange of Restricted Definitive Debentures or Beneficial Interests in a Restricted Global Debenture for Unrestricted Definitive Debentures or Beneficial Interests in an Unrestricted Global Debenture.

      [ ]   (a)   Check if Exchange is from beneficial interest in a Restricted
                  Global Debenture to beneficial interest in an Unrestricted
                  Global Debenture. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Debenture for a beneficial interest in an Unrestricted Global Debenture in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Debentures and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement
                  Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Debenture is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

      [ ]   (b)   Check if Exchange is from beneficial interest in a Restricted
                  Global Debenture to Unrestricted Definitive Debenture. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Debenture for an Unrestricted
                  Definitive Debenture, the Owner hereby certifies (i) the Definitive Debenture is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Debentures and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Debenture is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

      [ ]   (c)   Check if Exchange is from Restricted Definitive Debenture to beneficial interest in an Unrestricted Global Debenture. In connection with the Owner's Exchange of a Restricted
                  Definitive Debenture for a beneficial interest in an Unrestricted Global Debenture, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Debentures and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement
                  Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

      [ ]   (d)   Check if Exchange is from Restricted Definitive Debenture to
                  Unrestricted Definitive Debenture. In connection with the
                  Owner's Exchange of a Restricted Definitive Debenture for an
                  Unrestricted Definitive Debenture, the Owner hereby certifies
                  (i) the Unrestricted Definitive Debenture is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Debentures and pursuant to and in accordance with the Securities Act,
                  (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Debenture is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

      2. Exchange of Restricted Definitive Debentures or Beneficial Interests in Restricted Global Debentures for Restricted Definitive Debentures or Beneficial Interests in Restricted Global Debentures.

      [ ]   (a)   Check if Exchange is from beneficial interest in a Restricted
                  Global Debenture to Restricted Definitive Debenture. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Debenture for a Restricted
                  Definitive Debenture with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Debenture is being acquired for the Owner's own account without transfer.
                  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive
                  Debenture issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement
                  Legend printed on the Restricted Definitive Debenture and in the Indenture and the Securities Act.

      [ ]   (b)   Check if Exchange is from Restricted Definitive Debenture to beneficial interest in a Restricted Global Debenture. In connection with the Exchange of the Owner's Restricted
                  Definitive Debenture for a beneficial interest in the: [CHECK
                  ONE]

                  [ ]   144A Global Debenture or

                  [ ] Regulation S Global Debenture with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Debentures and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any State of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Debenture and in the Indenture and the Securities Act.

      This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:

                                        [Insert Name of Owner]




                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                                                       EXHIBIT D


                       FORM OF CERTIFICATE FROM ACQUIRING
                        INSTITUTIONAL ACCREDITED INVESTOR


Grey Global Group Inc.
777 Third Avenue
New York, New York  10017
Attention:  Corporate Secretary
Telecopier No. (212) 546-1495

American Stock Transfer & Trust Company
59 Maiden Lane
New York, New York  10038
Attn: Corporate Trust Department
Telecopier No. (718) 331-1852

      RE: 5.0% CONTINGENT CONVERTIBLE SUBORDINATED DEBENTURES DUE 2033

Dear Sirs:

      Reference is hereby made to the Indenture, dated as of October 28, 2003 (the "INDENTURE"), between Grey Global Group Inc., as issuer (the "COMPANY"), and American Stock Transfer & Trust Company, a trust company organized under the laws of the State of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      In connection with our proposed purchase of $____________ aggregate principal amount of: (a) a beneficial interest in a Global Debenture, or (b) a Definitive Debenture, we confirm that:

      1. We understand that any subsequent transfer of the Debentures or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Debentures or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "SECURITIES Act").

      2. We understand that the offer and sale of the Debentures have not been registered under the Securities Act, and that the Debentures and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Debentures or any interest therein, we will do so only (A) to the Company or any of their respective subsidiaries, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) inside the United States to an institutional "accredited investor" (as defined below) purchasing for its own account or for the account of another institutional accredited investor that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if the proposed transfer is in respect of an aggregate principal amount of Debentures of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act (if available), (F) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel acceptable to the Company) or (G) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Debenture from us in a transaction meeting the requirements of clauses (A) through (F) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

      3. We understand that, on any proposed resale of the Debentures or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Debentures purchased by us will bear a legend to the foregoing effect. We further understand that any subsequent transfer by us of the Debentures or beneficial interest therein acquired by us must be effected through one of the Initial Purchasers.

      4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Debentures, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

      5. We are acquiring the Debentures or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

      You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Dated:

                                        [Insert Name of Accredited Investor]




                                        By:
                                            ------------------------------------
                                            Name:
                                            Title: